EXHIBIT 3




                                 U.S.$25,000,000


                                CREDIT AGREEMENT


                            dated as of July 28, 1997


                                      among


                              AUTOTOTE CORPORATION,
                                 as the Borrower


                         VARIOUS FINANCIAL INSTITUTIONS,
                                  as the Banks


                                       and


                           DLJ CAPITAL FUNDING, INC.,
                                    as Agent


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                                TABLE OF CONTENTS

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
SECTION 1.  Amount and Terms of Credit........................................................................1

   1.01. The Commitments......................................................................................1
   1.02.  Minimum Amount of Each Borrowing....................................................................4
   1.03.  Notice of Borrowing.................................................................................4
   1.04. Disbursement of Funds................................................................................5
   1.05.  Notes      .........................................................................................6
   1.06.  Conversions.........................................................................................7
   1.07.  Pro Rata Borrowings.................................................................................8
   1.08.  Interest   .........................................................................................8
   1.09.  Interest Periods....................................................................................9
   1.10.  Increased Costs, Illegality, etc...................................................................10
   1.11.  Compensation.......................................................................................12
   1.12.  Change of Lending Office...........................................................................13
   1.13.  Replacement of Banks...............................................................................13

SECTION 2. Letters of Credit.................................................................................15

   2.01. Letters of Credit...................................................................................15
   2.02. Minimum Stated Amount...............................................................................17
   2.03. Letter of Credit Requests...........................................................................17
   2.04. Letter of Credit Participations.....................................................................18
   2.05. Agreement to Repay Letter of Credit Drawings........................................................21
   2.06. Increased Costs.....................................................................................22

SECTION 3. Commitment Commission; Fees; Reductions of Commitment.............................................23

   3.01. Fees        ........................................................................................23
   3.02. Voluntary Termination of Unutilized Commitments.....................................................24
   3.03. Mandatory Reduction of Commitments..................................................................25

SECTION 4. Prepayments; Payments; Taxes......................................................................25

   4.01. Voluntary Prepayments...............................................................................25
   4.02. Mandatory Repayments................................................................................27
   4.03. Method and Place of Payment.........................................................................30
   4.04. Net Payments........................................................................................30

SECTION 5. Conditions Precedent to the Effective Date........................................................33

   5.01. Execution of Agreement; Notes.......................................................................33
   5.02. Fees, etc   ........................................................................................33
   5.03. Opinions of Counsel.................................................................................33


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   5.04. Corporate Documents; Proceeding; etc................................................................33
   5.05. Subsidiaries Guaranty...............................................................................34
   5.06.  Pledge Agreement...................................................................................34
   5.07. Security Agreement..................................................................................34
   5.09. Adverse Change, etc.................................................................................35
   5.10. Litigation  ........................................................................................35
   5.11. Insurance   ........................................................................................35
   5.12. Solvency Certificate................................................................................36
   5.13. Capital and Legal Structure.........................................................................36
   5.13. Discharge of Existing Bankers Trust Debt............................................................36
   5.14.  Receipt of Proceeds from Sale of Senior Notes......................................................36

SECTION 6. Conditions Precedent to All Credit Events.........................................................37

   6.01. No Default: Representations and Warranties..........................................................37
   6.02. Notice of Borrowing; Letter of Credit Request.......................................................37
   6.03. Liens Acceptable to Agent...........................................................................37

SECTION 7.Representations and Warranties.....................................................................38

   7.01. Corporate Status....................................................................................38
   7.02.  Corporate Power and Authority......................................................................38
   7.03.  No Violation.......................................................................................39
   7.04.  Governmental Approvals.............................................................................39
   7.05.  Financial Statements; Financial Condition; Undisclosed Liabilities Projections; etc ...............39
   7.06.  Litigation ........................................................................................41
   7.07.  True and Complete Disclosure.......................................................................41
   7.08.  Use of Proceeds; Margin Regulations................................................................42
   7.09.  Tax Returns and Payments...........................................................................42
   7.10.  Compliance with ERISA..............................................................................43
   7.11.  The Security Documents.............................................................................43
   7.12.  Properties ........................................................................................44
   7.13.  Capitalization.....................................................................................45
   7.14.  Subsidiaries.......................................................................................45
   7.15.  Compliance with Statutes, etc......................................................................45
   7.16.  Investment Company Act.............................................................................45
   7.17.  Public Utility Holding Company Act.................................................................46
   7.18.  Environmental Matters..............................................................................46
   7.19.  Labor Relations....................................................................................47
   7.20.  Patents, Licenses, Franchises and Formulas.........................................................47
   7.21.  Indebtedness.......................................................................................47
   7.22.  Subordinated Securities............................................................................48

SECTION 8. Affirmative Covenants.............................................................................48

   8.01.  Information Covenants..............................................................................48
   8.02.  Books, Records and Inspections.....................................................................52

                                    - ii -


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   8.03.  Maintenance of Property; Insurance.................................................................53
   8.04.  Corporate Franchises...............................................................................54
   8.05.  Compliance with Statutes, etc......................................................................54
   8.06.  Compliance with Environmental Laws.................................................................55
   8.07.  ERISA      ........................................................................................56
   8.08.  End of Fiscal Years; Fiscal Quarters...............................................................57
   8.09.  Performance of Obligations.........................................................................57
   8.10.  Payment of Taxes...................................................................................57
   8.11.  Additional Security; Additional Guarantors; Further Assurances; etc. ..............................57
   8.12.  Ownership of Subsidiaries..........................................................................61
   8.13.  Agent for Service of Process.......................................................................61

SECTION 9. Negative Covenants................................................................................61

   9.01.  Liens      ........................................................................................61
   9.02.  Consolidation, Merger, Purchase or Sale of Assets, Etc. ...........................................64
   9.03.  Dividends  ........................................................................................66
   9.04.  Leases     ........................................................................................67
   9.05.  Indebtedness.......................................................................................67
   9.06.  Advances, Investments and Loans....................................................................68
   9.07.  Transactions with Affiliates.......................................................................71
   9.08.  Capital Expenditures...............................................................................71
   9.09.  Consolidated Interest Coverage Ratio...............................................................72
   9.11.  Maximum Leverage Ratio.............................................................................72
   9.12.  Minimum Consolidated EBITDA........................................................................73
   9.17.  Limitation on Creation of Subsidiaries.............................................................73
   9.13.  Limitation on Modifications of Indebtedness; Modifications of Certificate
          of Incorporation, By-Laws and Certain Other Agreements; Etc. ......................................74
   9.14.  Limitation on Certain Restrictions on Subsidiaries.................................................75
   9.15.  Limitation on Issuance of Capital Stock............................................................75
   9.16.  Business   ........................................................................................76

SECTION 10.  Events of Default...............................................................................76

   10.01.  Payments  ........................................................................................76
   10.02.  Representations, etc..............................................................................76
   10.03.  Covenants ........................................................................................76
   10.04.  Default Under Other Agreements....................................................................76
   10.05.  Bankruptcy, etc...................................................................................77
   10.06.  ERISA     ........................................................................................78
   10.07.  Security Documents................................................................................78

                                     - iii -


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   10.08.  Guaranty  ........................................................................................79
   10.09.  Judgments ........................................................................................79
   10.10.  Change of Control.................................................................................79

SECTION 11.  Definitions and Accounting Terms................................................................80

   11.01.  Defined Terms.....................................................................................80

SECTION 12.  The Agent    ..................................................................................105

   12.01.  Appointment......................................................................................105
   12.02.  Nature of Duties.................................................................................105
   12.03.  Lack of Reliance on the Agent....................................................................106
   12.04.  Certain Rights of the Agent......................................................................106
   12.05.  Reliance  .......................................................................................106
   12.06.  Indemnification..................................................................................107
   12.07.  The Agent in its Individual Capacity.............................................................107
   12.08.  Holders   .......................................................................................107
   12.09.  Resignation by the Agent.........................................................................108

SECTION 13.  Miscellaneous..................................................................................108

   13.01.  Payment of Expenses, etc.........................................................................108
   13.02.  Right of Setoff..................................................................................110
   13.03.  Notices   .......................................................................................110
   13.04.  Benefit of Agreement.............................................................................111
   13.05.  No Waiver: Remedies Cumulative...................................................................114
   13.06.  Payments Pro Rata................................................................................115
   13.07.  Calculations, Computations.......................................................................115
   13.08.  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL ..........................116
   13.09.  Counterparts.....................................................................................117
   13.10.  Effectiveness....................................................................................117
   13.11.  Headings Descriptive.............................................................................118
   13.12.  Amendment or Waiver: etc.........................................................................118
   13.13.  Survival  .......................................................................................120
   13.14.  Domicile of Loans................................................................................120
   13.15.  Confidentiality..................................................................................120
   13.16.  Register  .......................................................................................121
   13.17.  Miscellaneous....................................................................................122
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SCHEDULE I                   Commitments
SCHEDULE II                  Bank Addresses
SCHEDULE III                 Existing Letters of Credit
SCHEDULE IV                  Undisclosed Liabilities
SCHEDULE V                   Tax Matters
SCHEDULE VI                  Real Property
SCHEDULE VII                 Capitalization
SCHEDULE VIII                Subsidiaries
SCHEDULE IX                  Existing Indebtedness
SCHEDULE X                   Insurance
SCHEDULE XI                  Existing Liens
SCHEDULE XII                 Existing Investments

EXHIBIT A                    Form of Notice of Borrowing
EXHIBIT B-1                  Form of Revolving Note
EXHIBIT B-2                  Form of Swingline Note
EXHIBIT C                    Form of Letter of Credit Request
EXHIBIT D                    Form of Section 4.04(b)(ii) Certificate
EXHIBIT F-1                  Opinion of Kramer, Levin, Naftalis & Frankel,
                              special counsel to the Borrower and its
                              Subsidiaries
EXHIBIT F-2                  Opinion of Martin E. Schloss, Esq., General
                              Counsel of the Borrower
EXHIBIT G                    Form of Officers' Certificate
EXHIBIT H                    Form of Subsidiaries Guaranty
EXHIBIT I                    Form of Pledge Agreement
EXHIBIT J                    Form of Security Agreement
EXHIBIT K                    Form of Consent Letter
EXHIBIT L                    Form of Intercompany Note
EXHIBIT M                    Form of Subordination Provisions
EXHIBIT N                    Form of Assignment and Assumption Agreement
EXHIBIT O                    Form of Solvency Certificate

         CREDIT AGREEMENT, dated as of July 28, 1997, among AUTOTOTE CORPORATION, a Delaware corporation (the "Borrower"), the Banks party hereto from time to time, and DLJ CAPITAL FUNDING, INC., as Agent (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).

                              W I T N E S S E T H :

         WHEREAS, the Borrower desires to incur Loans and to issue Letters of Credit pursuant to the terms and conditions of this Agreement; and

         WHEREAS, the Banks are willing to make Loans and Letters of Credit to the Borrower pursuant to the terms and conditions of this Agreement.

         NOW, THEREFORE, IT IS AGREED:

         SECTION 1. Amount and Terms of Credit.

         1.01. The Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Bank severally agrees to make on and after the Effective Date and prior to the Final Maturity Date a revolving loan or revolving loans (each a "Revolving Loan" and collectively, the "Revolving Loans") to the Borrower, which Revolving Loans:

          (i) shall, at the option of the Borrower, be Base Rate Loans or Eurodollar Loans, provided that, except as otherwise specifically provided in Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type;

          (ii) may be repaid and reborrowed in accordance with the provisions hereof;

          (iii) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when added to the product of (x) such Bank's Adjusted Percentage and (y) the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Revolving Loan Commitment of such Bank at such time; and

          (iv) shall not exceed for all Banks at any time outstanding that aggregate principal amount which, when added to (x) the amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (y) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Total Revolving Loan Commitment at such time.

         (b) Subject to and upon the terms and conditions set forth herein, the Swingline Bank in its individual capacity agrees to make at any time and from time to time after the Effective Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrower, which Swingline Loans:

          (i) shall be made and maintained as Base Rate Loans;

          (ii) may be repaid and reborrowed in accordance with the provisions hereof;

          (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans made by Non-Defaulting Banks then outstanding and the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, an amount equal to the Adjusted Total Revolving Loan Commitment at such time (after giving effect to any reductions to the Adjusted Total Revolving Loan Commitment on such date); and

          (iv) shall not exceed at any time outstanding the Maximum Swingline Amount.

         (c) On any Business Day, the Swingline Bank may, in its sole discretion, give notice to the Banks with Revolving Loan Commitments that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided that such



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                                       -3-

notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all such Banks pro rata based on each such Bank's Adjusted Percentage (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10) and the proceeds thereof shall be applied directly to the Swingline Bank to repay the Swingline Bank for such outstanding Swingline Loans. Each such Bank hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Bank notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the minimum amount for Borrowings otherwise required hereunder, (ii) whether any conditions specified in Section 6 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing and
(v) the amount of the Total Revolving Loan Commitment or the Adjusted Total Revolving Loan Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each such Bank hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Bank such participations in the outstanding Swingline Loans as shall be necessary to cause such Banks to share in such Swingline Loans ratably based upon their respective Adjusted Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10); provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Bank until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Bank shall be required to pay the Swingline Bank interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such

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                                       -4-


participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

         1.02. Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Loans shall be not less than the Minimum Borrowing Amount applicable thereto. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than five Borrowings of Eurodollar Loans.

         1.03. Notice of Borrowing. (a) Whenever the Borrower desires to incur Revolving Loans hereunder, an Authorized Representative of the Borrower shall give the Agent at its Notice Office at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Base Rate Loan and at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Eurodollar Loan to be made hereunder; provided, that any such notice shall be deemed to have been given on a certain day only if given before (i) in the case of Eurodollar Loans, 11:00 A.M. (New York time) on such day or (ii) in the case of Base Rate Loans, 12:00 Noon (New York time) on such day. Each such written notice or written confirmation of telephonic notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by such Authorized Representative in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of the Revolving Loans to be made pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), and whether the Revolving Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Agent shall promptly give each Bank notice of each such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

         (b) (i) Whenever the Borrower desires to incur Swingline Loans hereunder, an Authorized Representative of the Borrower shall give the Swingline Bank not later than 12:00 Noon (New York time) on the date that a Swingline Loan is to be made, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day) and (B) the



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                                       -5-


aggregate principal amount of the Swingline Loans to be incurred pursuant to such Borrowing.

         (ii) Mandatory  Borrowings  shall be made upon the notice  specified in
Section 1.01(c), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in
Section 1.01(c).

         (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing of Loans, the Agent or the Swingline Bank, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing, believed by the Agent or the Swingline Bank, as the case may be, in good faith to be from an Authorized Representative of the Borrower prior to receipt of written confirmation.

         1.04. Disbursement of Funds. Not later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, not later than 2:00 P.M. (New York time) on the date specified pursuant to Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, not later than 12:00 Noon (New York time) on the date specified in Section 1.01(c)), each Bank will make available its pro rata portion of each such Borrowing requested to be made on such date (or in the case of Swingline Loans, the Swingline Bank shall make available the full amount thereof). All such amounts shall be made available in Dollars and in immediately available funds at the Payment Office of the Agent, and the Agent will make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Banks (prior to 1:00 P.M. on such day, to the extent of funds actually received by the Agent prior to 12:00 Noon on such day). Unless the Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Agent such Bank's portion of any Borrowing to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date of Borrowing and the Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Agent. The

Agent shall also be entitled to recover on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower until the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (i) if recovered from such Bank, at the overnight Federal Funds Rate and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to
Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Bank from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any failure by such Bank to make Loans hereunder.

         1.05. Notes. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made by each Bank shall be evidenced (i) if Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each, a "Revolving Note" and, collectively, the "Revolving Notes") and (ii) if Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (the "Swingline Note").

         (b) The Revolving Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the Effective Date, (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank and be payable in the principal amount of the outstanding Revolving Loans evidenced thereby from time to time, (iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

         (c) The Swingline Note issued to the Swingline Bank shall (i) be executed by the Borrower, (ii) be payable to the order of the Swingline Bank and be dated the Effective Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of the outstanding Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in



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                                      -7-

respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in
Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

         (d) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any effort in any such notation or endorsement shall not affect the Borrower's obligations in respect of such Loans.

         1.06. Conversions. The Borrower shall have the option to convert, on any Business Day occurring after the Effective Date, all or a portion equal to at least the applicable Minimum Borrowing Amount of the outstanding principal amount of the Revolving Loans made pursuant to one or more Borrowings of one or more Types of Revolving Loans into a Borrowing of another Type of Loan, provided that (i) except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of
Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion, (iii) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02 and (iv) Swingline Loans may not be converted pursuant to this Section 1.06. Each such conversion shall be effected by an Authorized Representative of the Borrower giving the Agent at its Notice Office prior to 11:00 A.M. (New York time) at least three Business Days' prior notice (each a "Notice of Conversion") specifying the Revolving Loans to be so converted, the Borrowing(s) pursuant to which such Revolving Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Revolving Loans. Upon any such conversion the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Revolving Loans being converted.

         1.07. Pro Rata Borrowings. All Borrowings of Loans (other than Swingline Loans) under this Agreement shall be incurred from the Banks pro rata on the basis of their outstanding Revolving Loan Commitments, as the case may be; provided that all Borrowings of Revolving Loans made pursuant to a Mandatory Borrowing shall be incurred from the Banks with Revolving Loan Commitments pro rata on the basis of their Adjusted Percentages. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to make its Loans hereunder.

         1.08. Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to the Borrower until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate in effect from time to time.

         (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to the Borrower until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period.

         (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the greater of
(x) 2% per annum in excess of the rate otherwise applicable to Base Rate Loans from time to time and (y) the rate which is 2% in excess of the rate then borne by such Loans, in each case with such interest to be payable on demand.

         (d) Accrued (and theretofore unpaid) interest calculated in accordance with (a) through (c) above shall be payable (i) in respect of each Base Rate Loan, (x) quarterly in arrears on each Quarterly Payment Date and (y) on the date of any repayment thereof (on the amount repaid) required pursuant to

Section 4.02(a), (ii) in respect of each Eurodollar Loan, (x) on the lastv day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (y) on the date of any repayment or prepayment thereof (on the amount repaid or prepaid), and (iii) in respect of each Loan, at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

         (e) Upon each Interest Determination Date, the Agent shall determine the Eurodollar Rate for each Interest Period applicable to Eurodollar Loans and shall promptly notify the Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

         1.09. Interest Periods. At the time it gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by having an Authorized Representative of the Borrower give the Agent notice thereof, the interest period (each, an "Interest Period") to be applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period; provided that:

          (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

          (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

          (iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

          (iv) if any Interest Period for any Eurodollar Loan would otherwise expire on a day which is not a Business

     Day, such Interest Period shall expire on the next succeeding Business Day, provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (v) no Interest Period may be selected at any time when a Default or an Event of Default is then in existence; and

          (vi) no Interest Period in respect of any Borrowing of Revolving Loans shall be selected which extends beyond the Final Maturity Date.

         If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

         1.10. Increased Costs, Illegality, etc. (a) In the event that any Bank shall have determined in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Agent):

          (i) on any Interest Determination Date that, by reason of any changes arising after the Effective Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

          (ii) at any time, that such Bank shall incur material increased costs or material reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to such Bank of the principal of or interest on such Eurodollar Loan or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Bank pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances since the Effective Date affecting such Bank or the interbank Eurodollar market or the position of such Bank in such market; or

          (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by such Bank in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Agent of such determination (which notice the Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the Borrower by such Bank in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

         (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in
Section 1.10(a)(iii) shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Bank or the Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Agent, require the affected Bank to convert such Eurodollar Loan into a Base Rate Loan; provided that if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

         (c) If at any time after the Effective Date any Bank determines that the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank based on the existence of such Bank's commitments or obligations hereunder, then the Borrower shall pay to such Bank, upon its written demand therefor, such additional amounts as shall be required to compensate such Bank or such other corporation for the increased cost to such Bank or such other corporation or the reduction in the rate of return to such Bank or such other corporation as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable; provided that such Bank's reasonable good faith determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall show the basis for calculation of such additional amounts.

          1.11. Compensation. The Borrower shall compensate each Bank, upon its written request (which request shall (x) set forth the basis for requesting such compensation and (y) absent manifest error, be final and conclusive and binding upon all the parties hereto), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans but excluding any loss of anticipated profit) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a));
(ii) if any repayment (including any repayment made pursuant to Section 4.01 or 4.02 or a result of an acceleration of the Loans pursuant to Section 10) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Loans when required by the terms of this Agreement or any Note held by such Bank or (y) any election made pursuant to
Section 1.10(b).

         1.12. Change of Lending Office. Each Bank agrees that on the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii),
Section 1.10(c), Section 2.06 or Section 4.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event; provided that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Sections 1.10, 2.06 and 4.04.

         1.13. Replacement of Banks. (a) If any Bank (x) becomes a Defaulting Bank or (y) refuses to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 13.12(b), the Borrower shall have the right in accordance with the requirements of Section 13.04(b), if no Default or Event of Default will exist immediately after giving effect to such replacement, to replace such Bank (the "Replaced Bank") with one or more other Eligible

Transferee or Transferees, none of which shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank") and each of which shall be required to be acceptable to the Agent and each Issuing Bank and reasonably acceptable to the Borrower; provided that:

          (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire the entire Revolving Loan Commitment and all outstanding Loans of, and in each case participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Bank, (B) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 3.01, (y) each Issuing Bank an amount equal to such Replaced Bank's Adjusted Percentage (for this purpose, determined as if the adjustment described in clause (ii) of Section 1.13(b) had been made with respect to such Replaced Bank) of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Bank and (z) the Swingline Bank an amount equal to such Replaced Bank's Adjusted Percentage (for this purpose, determined as if the adjustment described in clause (ii) of Section 1.13(b) had been made with such Replaced Bank) of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Bank; and

          (ii) all obligations of the Borrower owing to the Replaced Bank (including all obligations, if any, owing pursuant to Section 1.11, but excluding those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement.

         (b) Upon the execution of the respective Assignment and Assumption Agreements referred to in the immediately preceding clause (a), the payment of the amounts referred to in the immediately preceding clauses (a)(i) and (a)(ii) and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes executed by the Borrower, (i) the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement
(including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 13.01 and 13.06), which shall survive as to such Replaced Bank, and (ii) in the case of a replacement of a Defaulting Bank, the Adjusted Percentages of the Banks shall be automatically adjusted at such time to give effect to such replacement (and to give effect to the replacement of a Defaulting Bank with one or more Non-Defaulting Banks).

         SECTION 2. Letters of Credit.

         2.01. Letters of Credit. (a) Subject to and upon the terms and conditions set forth herein, the Borrower may request that any Issuing Bank issue, at any time and from time to time on and after the Effective Date and prior to the Final Maturity Date, (x) for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Indebtedness of the Borrower or any of its Subsidiaries, an irrevocable standby letter of credit, in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank (each such standby letter of credit, a "Standby Letter of Credit") in support of such L/C Supportable Indebtedness and (y) for the account of the Borrower and for the benefit of sellers of goods to the Borrower or any of its Subsidiaries, an irrevocable sight commercial letter of credit in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank (each such commercial letter of credit, a "Trade Letter of Credit", and each such Trade Letter of Credit and Standby Letter of Credit, a "Letter of Credit") in support of commercial transactions of the Borrower or any of its Subsidiaries. It is hereby acknowledged and agreed that each of the Existing Letters of Credit shall constitute a Letter of Credit for all purposes of this Agreement and shall be deemed issued on the Effective Date.

         (b) Letters of Credit may be issued at the request of the Borrower in Dollars, Deutsche Marks, French Francs, Canadian Dollars, Dutch Guilders, British Pounds Sterling, Japanese Yen, Hong Kong Dollars, Korean Won or Mexican Pesos, if available, and in any other currencies, if available, which are acceptable to the Agent and such Issuing Bank.

         (c) Each Issuing Bank may agree, in its sole discretion, and the Agent hereby agrees, that in the event a requested Letter of Credit is not issued by one of the other Issuing Banks, it will (subject to the terms and conditions contained herein), at any time and from time to time on or after the Effective Date and prior to the Final Maturity Date (or the 30th day prior to the Final Maturity Date in the case of Trade Letters of Credit), following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower one or more Letters of Credit (x) in the case of Standby Letters of Credit, in support of such L/C Supportable Indebtedness of the Borrower or any of its Subsidiaries as is permitted to remain outstanding without giving rise to a Default or an Event of Default and (y) in the case of Trade Letters of Credit, in support of sellers of goods as referenced in Section 2.01(a); provided that the respective Issuing Bank (including the Agent) shall be under no obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

          (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank is not otherwise compensated) not in effect on the Effective Date, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Bank as of the Effective Date and which such Issuing Bank in good faith deems material to it; or

          (ii) such Issuing Bank shall have received notice from the Required Banks prior to the issuance of such Letter of Credit of the type described in the penultimate sentence of Section 2.03(b).

         (d) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $15,000,000 or (y) when added to the aggregate prin-cipal amount of all Revolving Loans made by Non-Defaulting Banks and then outstanding and Swingline Loans then outstanding, an amount equal to the Adjusted Total Revolving Loan Commitment at such time, (ii) each Standby Letter of Credit shall by its terms terminate on or before the earlier of (x) the date which occurs 12 months after the date of issuance thereof (although any such Standby Letter of Credit may be extendable for successive periods of up to 12 months, but, except as provided in Section 2.01(e), not beyond the Final Maturity Date) on terms acceptable to the Issuing Bank thereof) and (y) except as provided in Section 2.01(e), the Final Maturity Date and (iii) each Trade Letter of Credit shall by its terms terminate on or before the earlier of (x) the date which occurs 180 days after the date of issuance thereof and (y) the date which occurs 30 days prior to the Final Maturity Date.

         (e) Any Standby Letter of Credit may have a termination date which occurs after the Final Maturity Date but not beyond the date which is six months after the Final Maturity Date. In connection with any such Standby Letter of Credit, at least three Business Days' prior to the Final Maturity Date, the Borrower shall have either (x) paid to the Agent at the Payment Office an amount of cash equal to the sum of (1) the Stated Amount of such Standby Letter of Credit plus (2) the amount of all Letter of Credit Fees and Facing Fees that will accrue thereon through and including the termination date of such Standby Letter of Credit, such cash to be held as security for all obligations of the Borrower in respect of such Standby Letter of Credit in a cash collateral account to be established by the Agent or (y) caused a back-up letter of credit to be issued by a commercial bank that is reasonably satisfactory to the Agent and the respective Issuing Bank having a long-term unsecured debt rating of at least A or the equivalent thereof by S&P or at least A2 or the equivalent thereof by Moody's, with such back-up letter of credit to be in form and substance satisfactory to the Agent and the respective Issuing Bank and in an amount equal to the amounts referred to in the immediately preceding clause (x).

         2.02. Minimum Stated Amount. The initial Stated Amount of each Letter of Credit shall not be less than $100,000, or such lesser amount as is acceptable to the respective Issuing Bank.

         2.03. Letter of Credit Requests. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, an Authorized Representative of the Borrower shall give the Agent and the respective Issuing Bank at least five Busi-ness Days' (or such shorter period as is acceptable to the respective Issuing
Bank) written notice thereof. Each notice shall be in the form of Exhibit C (each, a "Letter of Credit Request").

         (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.01(d). Unless the respective Issuing Bank has received notice from the Required Banks before it issues a Letter of Credit that one or more of the conditions specified in Section 5 or Section 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.01(d), then such Issuing Bank shall issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Bank's usual and customary practices. Upon its issuance of, or any amendment to, any Standby Letter of Credit, such Issuing Bank shall promptly notify the Agent and each Bank of such issuance or amendment, which notice shall be accompanied by a copy of the Letter of Credit actually issued or the amendment actually effected.

         2.04. Letter of Credit Participations. (a) Immediately upon the issuance by any Issuing Bank of any Letter of Credit, such Issuing Bank shall be deemed to have sold and transferred to each other Bank with a Revolving Loan Commitment (each such Bank, in its capacity under this Section 2.04, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Adjusted Percentage in such Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or Adjusted Percentages of the Banks pursuant to Section 1.13 or 13.04 or as a result of a Bank Default, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new Adjusted Percentages of the assignor and assignee Bank or of all Banks, as the case may be.

         (b) In determining whether to pay under any Letter of Credit, such Issuing Bank shall have no obligation relative to the other Banks other than to confirm that any documents re-quired to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct of such Issuing Bank, shall not create for such Issuing Bank any resulting liability to the Borrower, any other Credit Party or any Bank.

         (c) In the event that any Issuing Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Issuing Bank pursuant to Section 2.05(a), such Issuing Bank shall promptly notify the Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to such Issuing Bank the amount of such Participant's Adjusted Percentage of such unreimbursed payment in Dollars (or, in the case of any unreimbursed payment made pursuant to Section 2.05(a) in a currency other than Dollars, of the Dollar Equivalent of such unreimbursed payment, as determined by the Agent on the date on which such unreimbursed payment was made by such Issuing Bank) and in same day funds. If the Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to such Issuing Bank in Dollars (or, in the case of any unreimbursed payment made in a currency other than Dollars of the Dollar Equivalent thereof) such Participant's Adjusted Percentage of the amount of such payment on such Business Day and in same day funds. If and to the extent such Participant shall not have so made its Adjusted Percentage of the amount of such payment available to such Issuing Bank, such Participant agrees to pay to such Issuing Bank, forthwith on demand, such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Bank at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter. The failure of any Participant to make available to such Issuing Bank its Adjusted Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Bank its Adjusted Percentage of any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Bank such other Participant's Adjusted Percentage of any such payment.

         (d) Whenever any Issuing Bank receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Bank shall pay to each Participant which has paid its Adjusted Percentage thereof, in Dollars (or, in the case of any payment received in a currency other than Dollars, of the Dollar Equivalent thereof) and in same day funds, an amount equal to such Participant's share
(based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

         (e) Upon the request of any Participant, each Issuing Bank shall furnish to such Participant copies of any Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

         (f) The obligations of the Participants to make payments to each Issuing Bank with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

          (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

          (ii) the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

          (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

          (v) the occurrence of any Default or Event of Default.

          2.05. Agreement to Repay Letter of Credit Drawings. (a) The Borrower hereby agrees to reimburse the respective Issuing Bank, by making payment to the Agent for the account of such Issuing Bank in Dollars (or, in the case of any payment or disbursement made by such Issuing Bank in a currency other than Dollars, of the Dollar Equivalent of such payment or disbursement) and in immediately available funds at the Payment Office, for any payment or disbursement made by it under any Letter of Credit (each such amount, or the Dollar Equivalent thereof as determined by the Agent on the date of payment or disbursement, so paid until reimbursed, an "Unpaid Drawing"), immediately after, and in any event on the date of, the date of such payment or disbursement, with interest on the amount so paid or disbursed by such Issuing Bank, to the extent not reimbursed prior to 12:00 Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Bank was reimbursed by the Borrower therefor at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans that are maintained as Base Rate Loans; provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York time) on the third Business Day following such payment or disbursement, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Bank (and until reimbursed by the Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans that are maintained as Base Rate Loans plus 2%, in each such case, with interest to be payable on demand. The respective Issuing Bank shall give the Borrower prompt notice of each Drawing under any Letter of Credit; provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder.

         (b) The obligations of the Borrower under this Section 2.05 to reimburse the respective Issuing Bank with respect to payments or disbursements on Letters of Credit (each, a "Drawing") (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Bank

(including in its capacity as issuer of the Letter of Credit or as Participant), or any non-application or misapplication by the beneficiary of the proceeds of such Drawing, the respective Issuing Bank's only obligation to the Borrower being to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Bank any resulting liability to the Borrower or any other Credit Party.

         2.06. Increased Costs. If at any time after the Effective Date, the introduction of, or any change in, any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Bank or any Participant with any request or directive by any such authority (whether or not having the force of law), or any change in generally accepted accounting principles, shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Issuing Bank or participated in by any Participant, or (ii) impose on any Issuing Bank or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to materially increase the cost to any Issuing Bank or any Participant of issuing, maintaining or participating in any Letter of Credit, or materially reduce the amount of any sum received or receivable by any Issuing Bank or any Participant hereunder or materially reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of, or in calculation of income subject to, tax on, or determined by reference to, the net income or profits of such Issuing Bank or such Participant pursuant to the laws of the United States of America, the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, upon demand to the Borrower by such Issuing Bank or any Participant (a copy of which demand shall be sent by such Issuing Bank or such Participant to the Agent), the Borrower shall pay to such Issuing Bank or such Participant such additional amount or amounts as will compensate such Bank for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any Issuing Bank or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.06, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Issuing Bank or such Participant (a copy of which certificate shall be sent by such Issuing Bank or such Participant to the Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Bank or such Participant. The certificate required to be delivered pursuant to this Section 2.06 shall, if delivered in good faith and absent manifest error, be final and conclusive and binding on the Borrower.

         SECTION 3. Commitment Commission; Fees; Reductions of Commitment.

         3.01. Fees. (a) The Borrower agrees to pay to the Agent for distribution to each Non-Defaulting Bank a commitment commission (the "Commitment Commission") for the period from the Effective Date to and including the Final Maturity Date (or such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate for each day equal to the Applicable Commitment Commission Percentage on the daily average Unutilized Revolving Loan Commitment of such Non-Defaulting Bank. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Final Maturity Date or such earlier date upon which the Total Revolving Loan Commitment is terminated.

         (b) The Borrower agrees to pay to the Agent for distribution to each Non-Defaulting Bank (based on their respective Adjusted Percentages) a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee"), for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate per annum equal to the Applicable L/C Percentage of the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

         (c) The Borrower agrees to pay to the respective Issuing Bank, for its own account, a facing fee in respect of each Letter of Credit issued for its account hereunder (the "Facing Fee"), for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate equal to 1/8 of 1% per annum of the daily Stated Amount of such Letter of Credit, provided, that in any event the minimum amount of the Facing Fee payable in any 12 month period for each Letter of Credit shall be $250; it being agreed that, on the date of issuance of any Letter of Credit and on each anniversary thereof prior to the termination of such Letter of Credit, if the total amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding 12 month period will be less than $250, then, the full $250 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof prior to the termination of such Letter of Credit. Except as otherwise provided in the proviso to the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date upon which the Total Revolving Loan Commitment has been terminated and such Letter of Credit has been terminated in accordance with its terms.

         (d) The Borrower agrees to pay, upon each drawing under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge which the respective Issuing Bank is generally imposing in connection with such occurrence with respect to letters of credit.

         (e) The Borrower agrees to pay to the Agent, for its own account, such other fees as have been agreed to in writing by the Borrower and the Agent.

         3.02. Voluntary Termination of Unutilized Commitments. (a) Upon at least two Business Days' prior notice to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment, in whole or in part, in integral multiples of $1,000,000 in the case of partial reductions to the Total Unutilized Revolving Loan Commitment; provided that (i) each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each Bank and (ii) the reduction to the Total Unutilized Revolving Loan Commitment shall in no case be in an amount which would cause the Revolving Loan Commitment of any Bank to be reduced (as required by preceding clause (i)) by an amount which exceeds the remainder of (x) the Unutilized Revolving Loan Commitment of such Bank as in effect immediately before giving effect to such reduction minus (y) such Bank's Adjusted Percentage of the aggregate principal amount of Swingline Loans then outstanding.

         (b) In the event of certain refusals by a Bank as provided in Section 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, the Borrower may, upon five Business Days' written notice to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks) terminate the Revolving Loan Commitment of such Bank so long as (A) all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Bank are repaid concurrently with the effectiveness of such termination pursuant to Section 4.01(v) (at which time Schedule I shall be deemed modified to reflect such changed amounts), (B) such Bank's Adjusted Percentage of any outstanding Letters of Credit are cash collateralized in a manner satisfactory to the Agent and each Issuing Bank concurrently with the effectiveness of such termination and (C) the consents required by Sections 4.01(v) and 13.12(b) in connection with the termination pursuant to this Section 3.02(b) have been obtained, and at such time such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 13.01 and 13.06), which shall survive as to such repaid Bank.

         3.03. Mandatory Reduction of Commitments. (a) The Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate in its entirety on the Final Maturity Date.

         (b) The Total Revolving Loan Commitment shall be permanently reduced in the amount and at the time of any payment on the Loans required to be applied to the Revolving Loans or Revolving Loan Commitments or to cash collateralize Letters of Credit pursuant to Section 4.02(e).

         (c)  Each  reduction  or  termination  of  the  Total   Revolving  Loan
Commitment pursuant to this Section 3.03 shall apply proportionately to the Revolving Loan Commitment of each Bank.


         SECTION 4. Prepayments; Payments; Taxes.

         4.01. Voluntary Prepayments. The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions:

          (i) the Borrower shall give the Agent prior to 12:00 Noon (New York time) at its Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans (or same day notice in the case of Swing line Loans provided such notice is given prior to 11:00 A.M. (New York time) on such day) and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay
     Eurodollar Loans, whether Revolving Loans or Swingline Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Agent shall promptly transmit to each of the Banks;

          (ii) each prepayment shall be in an aggregate principal amount of at least $250,000; provided that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect;

          (iii)  prepayments  of Eurodollar  Loans made pursuant to this Section
     4.01 (other than pursuant to clause (v) below) may only be made on the last day of an Interest Period applicable thereto;

          (iv) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans, provided that at the Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01 (other than pursuant to clause (v) below), such prepayment shall not be applied to any Revolving Loan of a Defaulting Bank; and

          (v) in the event of certain refusals by a Bank as provided in Section 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, the Borrower may, upon five Business Days' written notice to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks) repay all Loans, together with accrued and unpaid interest, Fees, and other amounts owing to such Bank in accordance with said Section 13.12(b) so long as (A) in the case of the repayment of Revolving Loans of any Bank pursuant to this clause (v) the Revolving Loan Commitment of such Bank is terminated concurrently with such repayment in accordance with Section 3.02(b) (at which time Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments), (B) such Bank's Adjusted Percentage of any outstanding Letters of Credit are cash collateralized in a manner satisfactory to the Agent and each Issuing Bank concurrently with the effectiveness of such repayment and (C) unless the Revolving Loan Commitments terminated, and Loans repaid, pursuant to this clause (v) are immediately replaced in full at such time through the addition of new Banks or the increase of the Revolving Loan Commitments and/or outstanding Loans of existing Banks (which in each case must specifically consent with respect to such increase in respect of itself), then in the case of any action pursuant to this clause (v) the Required Banks (determined before giving effect to the proposed action) shall specifically consent thereto.

         4.02. Mandatory Repayments. (a) (i) On any day on which the sum of the aggregate outstanding principal amount of the Revolving Loans offered by
Non-Defaulting Banks, Swingline Loans and the Letter of Credit Outstandings exceeds the Adjusted Total Revolving Loan Commitment as then in effect, the Borrower shall prepay on such day principal of Swingline Loans and, after the Swingline Loans have been repaid in full, Revolving Loans of Non-Defaulting Banks in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans of Non-Defaulting Banks, the aggregate amount of the Letter of Credit Outstandings exceeds the Adjusted Total Revolving Loan Commitment as then in effect, the Borrower shall pay to the Agent at the Payment Office on such date an amount of cash or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the Borrower to Non-Defaulting Banks hereunder in a cash collateral account to be established by the Agent.

         (ii) On any day on which the aggregate outstanding principal amount of the Revolving Loans made by any Defaulting Bank exceeds the Revolving Loan Commitment of such Defaulting Bank, the Borrower shall prepay on such day principal of Revolving Loans of such Defaulting Bank in an amount equal to such excess.

         (b) In  addition  to any other  mandatory  repayments  pursuant to this
Section 4.02, on each date on or after the Effective Date upon which the Borrower or any of its Subsidiaries receives any proceeds from any incurrence by the Borrower or any of its Subsidiaries of Indebtedness for borrowed money (other than Indebtedness for borrowed money permitted to be incurred under Section 9.05), an amount equal to 100% of the cash proceeds of the respective incurrence of Indebtedness (net of underwriting or placement discounts and commissions and other reasonable costs associated therewith) shall be applied as provided in Section 4.02(e).

         (c) In  addition  to any other  mandatory  repayments  pursuant to this
Section 4.02, on each date on or after the Effective Date upon which the Borrower or any of its Subsidiaries receives proceeds from any sale of assets (excluding (i) sales of inventory in the ordinary course of business, (ii) sales of equipment and related software to customers of the Borrower or any of its Subsidiaries in the ordinary course of business pursuant to the terms of the respective wagering systems equipment contracts or similar contracts to which such Person is a party, (iii) sales of assets in the ordinary course of business pursuant to Section 9.02(i) and (iv) the sale of the Caliente system pursuant to
Section 9.02(viii)), an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied as provided in Section 4.02(e); provided that as long as no Default or Event of Default then exists, no such mandatory reduction in commitment shall be required to the extent that the Borrower has delivered a certificate to the Agent on or prior to such date stating that such proceeds shall be reinvested by the Borrower and its Subsidiaries within nine months following the date of such sale of assets.

         (d) In  addition  to any other  mandatory  repayments  pursuant to this
Section 4.02, within 10 days following each date on or after the Effective Date upon which the Borrower or any of its Subsidiaries receives any proceeds from any Recovery Event, an amount equal to 100% of the proceeds of such Recovery Event (net of reasonable costs and any taxes incurred in connection with such Recovery Event and any amounts required to be applied (and are applied) to the repayment of any other Indebtedness secured by a prior perfected security interest (to the extent permitted by this Agreement) in the property subject to such Recovery Event) shall be applied as provided in Section 4.02(e); provided that so long as no Default or Event of De-fault then exists, no such mandatory repayment shall be required to the extent that the Borrower has delivered a certificate to the Agent on or prior to such date stating that such proceeds shall be used to replace or restore any properties or assets in respect of which such proceeds were paid within twelve months following the date of such Recovery Event (which certificate shall set forth the estimates of the proceeds to be so expended); and provided further, that (i) if the amount of such proceeds exceeds $5,000,000 (other than as a result of a Recovery Event that has occurred with respect to property located at a racetrack or any other wagering facility, in which case such proceeds shall be applied as provided elsewhere in this Section 4.02(d) without regard to the terms of this sub-clause (i)), then an amount equal to the portion in excess of $5,000,000 shall be applied as provided in this Section 4.02(d) and (ii) if all or any portion of such proceeds not required to be applied as provided in the immediately preceding proviso are not so used within twelve months after the date of the respective Recovery Event, then on the date which is the twelve month anniversary of the respective Recovery Event in an amount equal to the remaining portion of such proceeds not so used shall be applied as provided in
Section 4.02(e).

         (e) Mandatory prepayments to be applied pursuant to this Section 4.02(e) shall be applied as follows: (i) first, to prepay Swingline Loans; (ii) second, to prepay Revolving Loans and to permanently reduce the Revolving Loan Commitment in the amount prepaid; (iii) third, to cash collateralize Letters of Credit in a manner reasonably satisfactory to the Agent and thereafter, the Revolving Loan Commitment will be permanently reduced in an amount equal to the amount otherwise required to be prepaid. Amounts applied pursuant to this
Section 4.02(e) may not be reborrowed.

         (f) With respect to each repayment of Loans required by this Section 4.02, the Borrower may designate the Types of Loans which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made; provided that (i) repayments of Eurodollar Loans pursuant to this
Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans with Interest Periods ending on such date of required repayment and all Base Rate Loans have been paid in full, and (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be converted at the end of the then current Interest Period into Base Rate

Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Agent shall, subject to the above, make such designation in its sole discretion.

         (g) Notwithstanding anything to the contrary contained elsewhere in this Agreement, all then outstanding Loans shall be repaid in full on the Final Maturity Date.

         4.03. Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Agent for the account of the Bank or Banks entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Agent. Whenever any payment to be made, hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

         4.04. Net Payments. (a) All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imports, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for under this Agreement or under any Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or profits of such Bank pursuant to the laws of the jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located and for any withholding of income or similar taxes imposed by the United States of America as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

         (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Agent on or prior to the Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to
Section 1.13 or 13.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to interest payments to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Agent two new accurate and complete original signed copies of Internal Revenue Service Form

4224 or 1001, or Form W-8 and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Agent of its inability to deliver any such Form or Certificate. Notwithstanding anything to the contrary contained in
Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Borrower U.S. Internal Revenue Service Forms (and, if applicable, a Section 4.04(b)(ii) certificate) that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Borrower the Internal Revenue Service Forms (and, if applicable, a Section 4.04(b)(ii) certificate) required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 13.04(b), the Borrower agrees to pay additional amounts and to indemnify each Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

         SECTION 5. Conditions Precedent to the Effective Date. The occurrence of the Effective Date pursuant to Section 13.10 and the obligation of each Bank to make Loans, and the obligation of each Issuing Bank to issue Letters of
Credit, on the Effective Date is subject at the time of such Credit Event (except as hereinafter indicated) to the satisfaction of the following conditions:

         5.01. Execution of Agreement;  Notes. On or prior to the Effective Date
(i) this  Agreement  shall have been executed and  delivered in accordance  with
Section 13.10 and (ii) there shall have been delivered to the Agent for the account of each of the Banks the appropriate Revolving Note executed by the Borrower, and to the Swingline Bank the Swingline Note executed by the Borrower, in each case in the amount, maturity and as otherwise provided herein.

         5.02. Fees, etc. On the Effective Date, the Borrower shall have paid to the Agent and the Banks all costs, fees and expenses (including, without limitation, reasonable legal fees and expenses, UCC filing fees and title insurance fees) payable to the Agent and the Banks to the extent then due.

         5.03. Opinions of Counsel. On the Effective Date, the Agent shall have received (i) from Kramer, Levin, Naftalis & Frankel, special counsel to the Borrower and the other Credit Parties, an opinion addressed to the Agent and each of the Banks and dated the Effective Date covering the matters set forth in Exhibit F-1 and such other matters incident to the transactions contemplated herein as the Agent may reasonably request and (ii) from Martin E. Schloss, Esq., General Counsel of the Borrower and its Subsidiaries, an opinion addressed to the Agent and each of the Banks and dated the Effective Date covering the matters set forth in Exhibit F-2 and such other matters incident to the transactions contemplated herein as the Agent may reasonably request.

         5.04. Corporate Documents; Proceeding; etc. (a) On the Effective Date, the Agent shall have received a certificate, dated the Effective Date, signed by the Chairman of the Board, the President, any Vice President or the Treasurer of each Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit G with appropriate insertions, together with copies of the certificate of incorporation (or equivalent organizational document) and bylaws of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be reasonably acceptable to the Agent.

         (b) On the Effective Date, the Agent shall have received a certificate, dated the Effective Date, signed by the Chairman of the Board, the President, any Vice President or the Treasurer of the Borrower stating that all the conditions in Sections 5 and 6 have been satisfied on such date.

         (c) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Agent and the Required Banks, and the Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

         5.05. Subsidiaries Guaranty. On the Effective Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered the Subsidiaries Guaranty in the form of Exhibit H, and the Subsidiaries Guaranty, shall be in full force and effect.

         5.06. Pledge Agreement. On the Effective Date, each Credit Party shall have duly authorized, executed and delivered the Pledge Agreement in the form of
Exhibit I and shall have delivered to the Collateral Agent, as Pledgee, all the Pledged Securities, if any, referred to therein then owned by such Credit Party,
(x) endorsed in blank in the case of promissory notes constituting Pledged Securities and (y) together with executed and undated stock powers in the case of capital stock constituting Pledged Securities, and the Pledge Agreement, as so amended, shall be in full force and effect.

         5.07. Security Agreement. On the Effective Date, the Borrower and each Subsidiary Guarantor shall have duly authorized, executed and delivered the Security Agreement in the form of Exhibit J, together with evidence of the substantially contemporaneous completion of all recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests intended to be cre-ated by the Security Agreement, and the Security Agreement shall be in full force and effect.

         5.08. Adverse Change, etc. (a) On the Effective Date, nothing shall have occurred (and the Banks shall have become aware of no facts, conditions or other information not previously known) which the Agent or the Required Banks shall determine has, or could reasonably be expected to have, a material adverse effect on the rights or remedies of the Agent or the Banks, or on the ability of any Credit Party to perform their respective obligations to the Agent and the Banks or which has, or could reasonably be expected to have, a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

         (b) On or prior  to the  Effective  Date,  all  necessary  governmental
(domestic and foreign) and third party approvals in connection with the transactions contemplated by the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the transactions contemplated by this Agreement. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the transactions contemplated by this Agreement.

         5.09. Litigation. On the Effective Date, no litigation by any entity (private or governmental) shall be pending or, to the knowledge of the Borrower, threatened with respect to this Agreement or any documentation executed in connection herewith or therewith, or the transactions contemplated hereby, or with respect to any material Indebtedness of the Borrower or any of its Subsidiaries, or which the Agent or the Required Banks shall determine could reasonably be expected to have a materially adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

         5.10. Insurance. On or prior to the Effective Date, there shall have been delivered to the Agent evidence of insurance complying with the requirements of Section 8.03 for the business and properties of the Borrower and its Subsidiaries, in scope, form and substance satisfactory to the Agent and the Required Banks and naming the Collateral Agent as an additional insured and/or loss payee, and stating that such insurance shall not be cancelled or revised without at least 30 days (or 10 days in the case of nonpayment of premium) prior written notice by the insurer to the Agent.

         5.11. Solvency Certificate. On the Effective Date, the Agent shall have received a certificate from the Chief Financial Officer of the Borrower in the form of Exhibit O.

         5.12. Capital and Legal Structure. The Agent and the Banks shall be satisfied in their absolute and sole discretion with the capital, organizational, tax and management structure of the Borrower and its Subsidiaries.

         5.13. Discharge of Existing Bankers Trust Debt. On the Effective Date all principal amounts, prepayment charges, if any, accrued interest, and fees, charges and other obligations of the Borrower and its Subsidiaries in respect of the Existing Bankers Trust Debt shall have been, or will be simultaneous with the transactions contemplated herein, paid and discharged in full (other than the obligations in respect of Existing Letters of Credit), and the Agent shall have received the originals or copies authenticated to its satisfaction of (i) duly executed discharge letters and receipts evidencing payment in full of all amounts due thereunder, (ii) duly executed releases and UCC-3 Termination Statements satisfactory in form and substance to the Agent, effectively releasing and discharging all Liens incurred in connection with such Existing Bankers Trust Debt (including duly cancelled stock powers), in proper form for filing or recording, as applicable, and (iii) such other documents as the Agent may reasonably request in order to evidence the discharge of such Existing Bankers Trust Debt and the release of all Liens in connection therewith.

         5.14. Receipt of Proceeds from Issuance of Senior Notes. On or prior to the Effective Date, the Borrower shall have received or, simultaneous with the transactions contemplated herein, will receive gross proceeds in an aggregate principal amount of $110,000,000 from the issuance of the Senior Notes.

         SECTION 6. Conditions Precedent to All Credit Events. The occurrence of the Effective Date pursuant to Section 13.10 and the obligation of each Bank to maintain and/or make Loans (including Loans made on the Effective Date but excluding Mandatory Borrowings made thereafter, which shall be made as provided in Section 1.01(c)), and the obligation of an Issuing Bank to issue any Letter of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

          6.01. No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

         6.02. Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Revolving Loan, the Agent shall have received a Notice of Borrowing required by Section 1.03(a). Prior to the making of each Swingline Loan, the Swingline Bank shall have received the notice required by Section 1.03(b)(i).

         (b) Prior to the issuance of each Letter of Credit, the Agent and the respective Issuing Bank shall have received a Letter of Credit Request meeting the requirements of Section 2.03.

         6.03. Liens Acceptable to Agent. Annex A to the Security Agreement shall be acceptable to the Agent.

         The occurrence of the Effective Date and the acceptance of the proceeds or benefits of each Credit Event shall constitute a representation and warranty by the Borrower to the Agent and each of the Banks that all the conditions specified in Section 5 and in this Section 6 and applicable to the Effective Date and such Credit Event exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in
Section 5 and in this Section 6, unless otherwise specified, shall be delivered to the Agent at the No-tice Office for the account of (and for delivery to) each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks and shall be in form and substance reasonably satisfactory to the Banks.


         SECTION 7. Representations and Warranties. In order to induce the Banks to enter into this Agreement and to maintain and/or make the Loans, and issue (or participate in) the Letters of Credit as provided herein, the Borrower makes the following representations and warranties, in each case after giving effect to the Effective Date, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit, with the occurrence of the Effective Date and each Credit Event on or after the Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of the Effective Date and on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

         7.01. Corporate Status. The Borrower and each of its Subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

         7.02. Corporate Power and Authority. Each Credit Party has the corporate power and authority to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes the legal, valid and binding obligation of such Credit

Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

         7.03. No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any material breach of any of the terms, covenants, conditions or provisions of, or constitute a material default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the properties or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (iii) will violate any provision of the charter or other organizational documents of the Borrower or any of its Subsidiaries.

         7.04. Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made on or prior to the Effective Date), or exemption by, any governmental or public body or authority (including, without limitation, any applicable gaming authority), or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document by each Credit Party signatory thereto or (ii) the legality, validity, binding effect or enforceability of any such Credit Document against any Credit Party.

         7.05. Financial Statements; Financial Condition; Undisclosed Liabilities Projections; etc. (a) The consolidated statements of financial condition of the Borrower and its Subsidiaries at October 31, 1996 and April 30, 1997 and the re-
lated consolidated statements of income and cash flow and changes in shareholders' equity of the Borrower and its Subsidiaries for the fiscal year ended and fiscal quarter ended on such dates, present fairly the consolidated financial condition of the Borrower at the date of such statement of financial condition and the results of the consolidated operations of the Borrower for such fiscal year and such fiscal quarter, respectively. All such financial statements will have been prepared in accordance with generally accepted accounting principles and practices consistently-applied. Since November 1, 1996, there has been no material adverse change in the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

         (b) (i) On and as of the Effective Date, after giving effect to all Indebtedness (including the Loans) being incurred or assumed and Liens created by the Borrower and its Subsidiaries in connection therewith (assuming the full utilization of the Total Revolving Loan Commitment on the Effective Date), (a) the sum of the assets, at a fair valuation, of the Borrower (on a stand-alone basis), and of the Borrower and its Subsidiaries (on a consolidated basis), will exceed their respective debts; (b) the Borrower (on a stand-alone basis), and the Borrower and its Subsidiaries (on a consolidated basis), have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their ability to pay such debts as such debts mature; and (c) the Borrower (on a stand-alone basis), and the Borrower and its Subsidiaries (on a consolidated basis), will have sufficient capital with which to conduct its business. For purposes of this Section 7.05(b), "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

         (c) Except as fully disclosed in the financial statements delivered pursuant to Section 7.05(a) or as set forth on Schedule IV, there were as of the Effective Date no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to the

Borrower and its Subsidiaries taken as a whole. As of the Effective Date, the Borrower knows of no basis for the assertion against it of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to Section 7.05(a) or set forth on Schedule IV which, either individually or in the aggregate, could be material to the Borrower and its Subsidiaries taken as a whole.

         (d) On and as of the Effective  Date,  the financial  projections  (the
"Projections") previously delivered to the Agent and the Banks have been prepared and based on the underlying accounting principles consistent with the financial statements referred to in Section 7.05(a) (other than as set forth or presented in such Projections), and there are no statements or conclusions in any of the Projections which are based upon or include information known to the Borrower to be misleading in any material respect or which fail to take into account material information regarding the matters reported therein. On the Effective Date, the Borrower believed that the Projections were reasonable and attainable; provided, however, it being recognized by the Banks that actual results may differ from the Projections and no representation is made that the Projections will in fact be attained.

         7.06. Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened (i) with respect to any Credit Document, (ii) with respect to any material Indebtedness of the Borrower or any of its Subsidiaries or (iii) that could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

         7.07. True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of the Borrower or its Subsidiaries in writing to the Agent or any Bank (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower or its Subsidiaries in writing to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not mislead-ing in any material respect at such time in light of the circumstances under which such information was provided.

         7.08. Use of Proceeds; Margin Regulations. (a) All proceeds of all Revolving Loans and Swingline Loans incurred on or after the Effective Date shall be used for the general corporate and working capital purposes of the Borrower and its Subsidiaries.

         (b) No part of the proceeds of any Loan will be used (or has been used) to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

         7.09. Tax Returns and Payments. The Borrower and each of its Subsidiaries has timely filed or caused to be timely filed, on the due dates thereof or pursuant to extensions thereof, with the appropriate taxing authority, all Federal, state and other material returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of the Borrower and/or any of its Subsidiaries. The Returns accurately reflect in all material respects all liability for taxes of the Borrower and its Subsidiaries for the periods covered thereby. The Borrower and each of its Subsidiaries have paid all material taxes payable by them as shown on such Returns other than taxes which are not delinquent, and other than those contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. Except as disclosed in the financial statements referred to in Section 7.05(a) or as set forth on Schedule V, there is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of the Borrower, threatened by any authority regarding any taxes relating to the Borrower or any of its Subsidiaries. Except as set forth on Schedule V, as of the Effective Date, none of the Borrower or any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

None of the Borrower or any of its Subsidiaries has provided, with respect to themselves or property held by them, any consent under Section 341 of the Code.

         7.10. Compliance with ERISA. Each Plan is in substantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan which could reasonably be expected to result in a material liability of any of the Borrower, the Borrower and its Subsidiaries taken as a whole or any ERISA Affiliate; no Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan has an accumulated or waived funding deficiency, has permitted decreases in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the
Code: all contributions required to be made with respect to a Plan have been timely made; none of the Borrower, or any of its Subsidiaries nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204
or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any such liability under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted either by the PBGC or, other than pursuant to Section 4041(c) of ERISA, by the Borrower or any of its Subsidiaries or any ERISA Affiliate to terminate or appoint a trustee to administer any Plan; no condition exists which presents a material risk to the Borrower or any of its Subsidiaries or any ERISA Affiliate of incurring a material liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no lien imposed under the Code or ERISA on the assets of the Borrower or any of its Subsidiaries or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Borrower and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(l) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA) the obligations with respect to which could reasonably be expected to have a material adverse effect on the ability of the Borrower or any of its Subsidiaries to perform their respective obligations under the Credit Documents to which they are a party.

         7.11.  The  Security  Documents.  (a) The  provisions  of the  Security
Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in the Security Agree-ment Collateral described therein, and the Security Agreement creates a fully perfected first lien on, and security interest in, all right, title and interest in all of the Security Agreement Collateral described therein, subject to no other Liens other than Permitted Liens. The recordation of the Assignment of Security Interest in U.S. Patents and Trademarks in the form attached to the Security Agreement in the United States Patent and Trademark Office together with filings on Form UCC-1 made pursuant to the Security Agreement will be effective, under applicable law, to perfect the security interest granted to the Collateral Agent in the trademarks and patents covered by the Security Agreement and the recordation of the Assignment of Security Interest in U.S. Copyrights in the form attached to the Security Agreement with the United States Copyright Office together with filings on Form UCC-1 made pursuant to the Security Agreement will be effective under federal law to perfect the security interest granted to the Collateral Agent in the copyrights covered by the Security Agreement. Each of the Credit Parties has good and valid title to all Security Agreement Collateral described in the Security Agreement, free and clear of all Liens except those described above in this clause (a).

         (b) The security interests created in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors under the Pledge Agreement constitute first priority perfected security interests in the Pledged Securities described in the Pledge Agreement, subject to no security interests of any other Person. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledged Securities and the proceeds thereof under the Pledge Agreement.

         (c) At the time of grant thereof and at all times thereafter, the Mortgages create, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and first mortgage Lien on all of the Mortgaged Properties in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, superior to and prior to the rights of all third Persons (except that the security interest created in the Mortgaged Properties will be subject to the Permitted Encumbrances related thereto) and subject to no other Liens (other than Permitted Liens).

         7.12. Properties. The Real Property owned or leased by the Borrower or any of its Subsidiaries, in each case as of the Effective Date, and the nature of the interest therein, is correctly set forth in Schedule VI. The Borrower and each of its Subsidiaries have good and valid fee title to all properties owned by them, including all property reflected in the balance sheet of the Borrower referred to in Section 7.05(a) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business), free and clear of all Liens, other than (i) as referred to in the balance sheet or in the notes thereto or in the pro forma balance sheet or (ii) Permitted Liens.

         7.13. Capitalization. (a) On the Effective Date and after giving effect to the transactions contemplated hereby, the authorized capital stock of the Borrower shall consist of (i) 99,300,000 shares of Borrower Class A Common Stock, $.01 par value per share, of which 35,334,868 shares shall be issued and outstanding, (ii) 700,000 shares of Borrower Class B Common Stock, $.01 par value per share, no shares of which are issued and outstanding and (iii) 2,000,000 shares of Borrower Preferred Stock, $1.00 par value per share, no shares of which are issued and outstanding. All such outstanding shares have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights. Except as set forth on Schedule VII, as of the Effective Date, the Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

         7.14. Subsidiaries. The Borrower has no Subsidiaries other than (i) those Subsidiaries listed on Schedule VIII and (ii) new Subsidiaries created in compliance with Section 9.12.

         7.15. Compliance with Statutes, etc. The Borrower and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to Environmental Laws), except such noncompliances as may not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

         7.16. Investment Company Act. None of the Borrower or any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         7.17. Public Utility Holding Company Act. None of the Borrower or any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         7.18. Environmental Matters. (a) The Borrower and each of its Subsidiaries is in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the best knowledge of the Borrower, threatened Environmental Claims against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences on any Real Property owned or operated by the Borrower or any of its Subsidiaries or, that, to the best knowledge of the Borrower, would reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property owned or operated by the Borrower or any of its Subsidiaries, or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by the Borrower or any of its Subsidiaries under any applicable Environmental Law.

         (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by the Borrower or any of its Subsidiaries by the Borrower or its Subsidiaries where such generation, use, treatment or storage has violated or would reasonably be expected to violate any Environmental Law. Hazardous Materials have not at any time been Released on or from any Real Property owned or operated by the Borrower or any of its Subsidiaries where such Release has violated or would reasonably be expected to violate any applicable Environmental Law. There are not now any underground storage tanks located on any Real Property owned or operated by the Borrower or any of its Subsidiaries.

         (c) Notwithstanding anything to the contrary in this Section 7.18, the representations made in this Section 7.18 shall only be untrue if the aggregate effect of all failures and noncompliances of the types described above could reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

         7.19. Labor Relations. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole. There is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries and (iii) to the best knowledge of the Borrower, no union representation proceeding is pending with respect to the employees of the Borrower or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

         7.20. Patents, Licenses, Franchises and Formulas. Each of the Borrower and its Subsidiaries owns all material patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, reasonably necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would result in a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

         7.21. Indebtedness. Schedule IX sets forth a true and complete list of all Indebtedness for borrowed money, Capi-talized Lease Obligations and letters of credit of the Borrower and its Subsidiaries as of the Effective Date (excluding the Loans and the Letters of Credit, all such non-excluded Indebtedness, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

         7.22. Subordinated Securities. The subordination provisions of the Convertible Subordinated Debt are enforceable against the Borrower and the holders thereof, and the Loans and all other monetary obligations hereunder are within the definition of "Senior Indebtedness" included in such provisions.

         SECTION 8. Affirmative Covenants. The Borrower hereby covenant and agree that on and after the Effective Date and until the Total Revolving Loan Commitment and all Letters of Credit (other than Letters of Credit subject to Section 2.01(e)) have terminated and the Loans, Notes and Unpaid Drawings, together with interest, fees and all other Obligations incurred hereunder and thereunder, are paid in full:

         8.01. Information Covenants. The Borrower will furnish to each Bank:

          (a) Monthly Reports. Within 30 days after the end of each fiscal month of the Borrower (other than the last fiscal month of each fiscal year of the Borrower), the consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of such month and the related consolidated and consolidating statements of income and retained earnings and statement of cash flows, in each case for such month and for the elapsed portion of the fiscal year ended with the last day of such month, all of which shall be certified by the chief financial officer of the Borrower, subject to normal year-end audit adjustments.

          (b) Quarterly Financial Statements. Within 45 days after the close of the first three quarterly accounting periods in each fiscal year of the Borrower, (i) the consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of such quarterly accounting period and the related consolidated and consolidating statements of income and retained earnings and statement of cash flows, in each case for such quarterly accounting period and for the elapsed por-tion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the related periods in the prior fiscal year and the budgeted figures for such quarterly accounting period as set forth in the respective budget delivered pursuant to Section 8.01(e), all of which shall be certified by the chief financial officer of the Borrower, subject to normal year-end audit adjustments and (ii) management's discussions and analysis of the important operational and financial developments during such quarterly accounting period.

          (c) Annual Financial Statements. (i) Within 75 days after the close of each fiscal year of the Borrower, a draft of the consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and retained earnings and statement of cash flows, in each case for such fiscal year.

          (ii) Within 90 days after the close of each fiscal year of the Borrower, (I) the consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified, (x) in the case of the consolidating financial statements, by the chief financial officer of the Borrower and (y) in the case of the consolidated financial statements, by KPMG Peat Marwick or such other independent certified public accountants of recognized national standing reasonably acceptable to the Agent, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing with respect to the covenants set forth in Sections 9.04, 9.05, 9.06 and 9.08 through 9.11, inclusive, or, if in the opinion of such accounting firm such a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and (II) management's discussions and analysis of the important operational and financial developments during such fiscal year.

          (d) Management Letters. Promptly after the receipt thereof by the Borrower or any of its Subsidiaries, a copy of any "management letter" received by the Borrower or such Subsidiary from its certified public accountants and the management's responses thereto.

          (e) Budgets. Prior to 30 days after the commencement of each fiscal year of the Borrower, a budget in form satisfactory to the Agent (including budgeted statements of income and sources and uses of cash, balance sheets and covenant compliance worksheets on a consolidated basis) prepared by the Borrower for (x) each of the four quarters of such fiscal year (prepared in detail) of the Borrower and its Subsidiaries (both on a consolidated and consolidating basis), (y) the first year immediately following such fiscal year (prepared in summary form) of the Borrower and its Subsidiaries (both on a consolidated and consolidating basis) and (z) each of the second and third years following such fiscal year (prepared in summary form) of the Borrower and its Subsidiaries (on a consolidated basis only), in each case accompanied by the statement of the chief financial officer of the Borrower to the effect that, to the best of such officer's knowledge, the budget is a reasonable estimate for the period covered thereby.

          (f) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 8.01(b) and (c)(ii), a certificate of the chief financial officer of the Borrower to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall set forth (in reasonable detail) the calculations required to establish whether the Borrower was in compliance with the provisions of Sections 4.02(c), 4.02(d), 9.03, 9.04, 9.05, 9.06
     and 9.08 through 9.11, inclusive, at the end of such fiscal quarter or year, as the case may be.

          (g) Notice of Default or Litigation. Promptly, and in any event within three Business Days after an officer of the Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default and (ii) any litigation or governmental investigation or proceeding pending (x) against the Borrower or any of its Subsidiaries which could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, (y) with respect to any material Indebtedness of the Borrower or any of its Subsidiaries or (z) with respect to any Credit Document.

          (h) Other Reports and Filings. Promptly, (i) copies of all financial information, reports and proxy materials which the Borrower has mailed to its shareholders generally, (ii) copies of all registration statements and reports on Forms 10-K, 1O-Q and 8-K (or their equivalent) which the Borrower or any of its Subsidiaries shall file with the Securities and Exchange Commission or any successor thereto (the "SEC") and (iii) to the extent not otherwise provided to the Banks, copies of all notices, reports and financial statements which the Borrower or any of its Subsidiaries shall deliver to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor).

          (i) Environmental Matters. Promptly upon, and in any event within ten Business Days after, an officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters, unless such environmental matters could not, individually or when aggregated with all other such environmental matters, be reasonably expected to materially and
          adversely   affect  the  business,   operations,   property,   assets,
          liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, provided that in any event the Borrower shall deliver to each Bank all written notices received by it or any of its Subsidiaries from any Person under, or pursuant to Environmental Laws:

               (i) any pending or threatened Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries;

               (ii) any condition or occurrence on or arising from any Real Property owned or operated by the Borrower or any of its Subsidiaries that (a) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law, or (b) could reasonably be expected to form the basis of an

          Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property;

               (iii) any condition or occurrence on any Real Property owned or operated by the Borrower or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such Real Property under any Environmental Law; and

               (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency.

     All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrowers' or such Subsidiary's response thereto. In addition, the Borrower will provide the Banks with copies of all material written communications with any government or governmental agency relating to Environmental Laws, all written communications with any Person relating to any Environmental Claim (it being understood that the Borrower shall not be required to deliver any such communication with its legal advisors or environmental consultants to the extent that the Borrower reasonably determine that such disclosure would effectively waive any claim of attorney-client privilege), and such detailed reports of any such Environmental Claim as may reasonably be requested by the Banks.

          (j) Annual Meetings with Banks. Within 120 days after the close of each fiscal year of the Borrower, the Borrower shall hold a meeting with all of the Banks at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of the Borrower and the budgets presented for the current fiscal year of the Borrower and its Subsidiaries. All travel expenses and other out-of-pocket expenses of each Bank shall be at the respective Bank's expense.

          (k) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to the Borrower or its Subsidiaries as any Bank may reasonably request in writing.

          8.02. Books, Records and Inspections. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Agent or any Bank to visit and inspect, during regular business hours upon reasonable notice and under guidance of officers of the Borrower or such Subsidiary, any of the properties of the Borrower or such Subsidiary, and to examine the books of account of the Borrower or such Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Agent or such Bank may request.

          8.03. Maintenance of Property; Insurance. (a) Schedule X sets forth a true and complete listing of all insurance maintained by the Borrower and its Subsidiaries as of the Effective Date. The Borrower will, and will cause each of its Subsidiaries to, (i) keep all property necessary in its business in good working order and condition, (ii) maintain insurance on all its property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice and (iii) furnish to each Bank, upon written request, full information as to the insurance carried. At any time that insurance at levels described on Schedule X is not being maintained by the Borrower or any of its Subsidiaries, the Borrower will notify the Banks in writing within three Business Days thereof and, if thereafter notified by the Required Banks to do so, the Borrower or any such Subsidiary, as the case may be, shall obtain insurance at such levels at least equal to those set forth on
Schedule X to the extent then generally available.

                  (b) The Borrower will, and will cause its Subsidiaries to, at all times keep their respective property insured in favor of the Collateral Agent, and all policies (including mortgage policies, if any) or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by the Borrower or any of its Subsidiaries): (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the  Collateral  Agent  (including,  without  limitation,  by naming the Collateral Agent as loss payee or as an additional insured); (ii) shall state that such insurance policies shall not be cancelled without at least 30 days' prior written notice thereof by the respective insurer to the Collateral Agent (except 10 days prior written notice with respect to non-payment); (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the Secured Creditors; (iv) shall contain the standard noncontributory mortgagee clause endorsement in favor of the Collateral Agent with respect to hazard insurance coverage; (v) shall, except in the case of public liability insurance and workers' compensation insurance, provide that any losses shall be payable notwithstanding (A) any act or neglect of the Borrower or any of its Subsidiaries, (B) the occupation or use of the properties for purposes more hazardous than those permitted by the terms of the respective policy if such coverage is obtainable at commercially reasonable rates and is of the kind from time to time customarily insured against by Persons owning or using similar property and in such amounts as are customary, (C) any foreclosure or other proceeding relating to the insured properties if such coverage is available at commercially reasonable rates or (D) any change in the title to or ownership or possession of the insured properties; and (vi) shall be deposited with the Collateral Agent.

         (c) If the Borrower or any of its Subsidiaries shall fail to maintain all insurance in accordance with this Section 8.03, or if the Borrower or any of its Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Agent and/or the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance and the Borrower agrees to reimburse the Agent or the Collateral Agent as the case may be, for all costs and expenses of procuring such insurance.

          8.04. Corporate Franchises. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this
Section 8.04 shall prevent (i) sales of assets by the Borrower or any of its Subsidiaries in accordance with Section 9.02, (ii) the liquidation of any Inactive Subsidiary or (iii) the withdrawal by the Borrower or any of its Subsidiaries of their qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          8.05. Compliance with Statutes, etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          8.06. Compliance with Environmental Laws. (a) The Borrower will comply, and will cause each of its Subsidiaries to comply, in all material respects with all Environmental Laws applicable to the ownership or use of its Real Property now or hereafter owned or operated by the Borrower or any of its Subsidiaries, will promptly pay or cause to be paid all costs and expenses incurred to achieve such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws. Neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property now or hereafter owned or operated by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property except for Hazardous Materials generated, used, treated, stored or Released at any such Real Properties by the Borrower or any of the Subsidiaries in material compliance with all applicable Environmental Laws.

         (b) At the written request of the Agent or the Required Banks, which request shall specify in reasonable detail the basis therefor, at any time and from time to time after the Agent or the Required Banks shall have reasonably determined that either (i) the Borrower or any of its Subsidiaries are not in material compliance with any Environmental Law or (ii) the Borrower, any of its Subsidiaries, the Agent or the Banks could be subject to any liability or Environmental Claim under any Environmental Law, the Borrower will provide, at the Credit Parties' sole cost and expense, an environmental site assessment report concerning any Real Property, prepared by an environmental consulting firm approved by the Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Real Property; provided that in no event shall such request be made more often than once every two years for any particular Real Property unless either (i) the Obligations have been declared due and payable pursuant to
Section 10 or (ii) the Banks receive notice under Section 8.01(i) for any event for which notice is required to be delivered for any such Real Property. If the Borrower fails to provide the same within 90 days after such request was made, the Agent may order the same, and the Credit Parties shall grant and hereby grant to the Agent and the Banks and their agents access to such Real Property and specifically grants the Agent and the Banks an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Credit Parties' expense.

          8.07. ERISA. As soon as possible and, in any event, within 10 Business Days after the Borrower or any of its Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to the Agent a certificate of the chief financial officer of the Borrower setting forth details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, such Subsidiary, the ERISA Affiliate, the PBGC, or a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a Plan has been terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code; that proceedings have been instituted to terminate or appoint a trustee to administer a Plan; that a contribution required to be made to a Plan has not been timely made; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Borrower, any of its Subsidiaries or any ERISA Affiliate could reasonably be expected to incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971 or 4975 of the Code or Section 409 or 502(i) or 502(l) of

ERISA or that the Borrower or any of its Subsidiaries could reasonably be expected to incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(l) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA). Upon the request of the Agent, the Borrower will deliver to the Agent a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Agent pursuant to the first sentence hereof, upon the request of the Agent copies of annual reports and any material notices received by the Borrower or any of its Subsidiaries or any ERISA Affiliate with respect to any Plan shall be delivered to the Agent no later than 10 Business Days after the date such report has been filed with the Internal Revenue Service or such notice has been received by the Borrower, the Subsidiary or the ERISA Affiliate, as applicable.

         8.08. End of Fiscal Years; Fiscal Quarters. The Borrower will cause (i) each of its fiscal years to end on October 31, and (ii) each of its fiscal quarters to end on a date which is consistent with past practice.

          8.09. Performance of Obligations. The Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, deed of trust, indenture, loan agreement or credit agreement and each other material agreement, contract or instrument by which it is bound, except such nonperformances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          8.10. Payment of Taxes. The Borrower will pay and discharge or cause to be paid and discharged, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any material properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Borrower or any of its Subsidiaries; provided that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

          8.11. Additional Security; Additional Guarantors; Further Assurances; etc. (a) (i) The Borrower will grant to the Collateral Agent for the benefit of the Secured Creditors as soon as is practicable a security interest in the Connecticut Mortgaged Property, but, in any event, no later than 30 days after the Effective Date and (ii) the Borrower will, and will cause each of its Domestic Subsidiaries to, grant to the Collateral Agent for the benefit of the Secured Creditors, at the request of the Agent or the Required Banks, at any time, a security interest in any other Real Property owned or leased by the Borrower or any of its Domestic Subsidiaries (each a "Mortgaged Property" and, collectively with the Connecticut Mortgaged Property, the "Mortgaged Properties"); provided that in connection with any Leasehold of any Credit Party, such Credit Party shall only be required to grant a security interest therein to the extent that such a grant of a security interest is not prohibited by the applicable lease (and the lessor thereunder has consented thereto if required by such lease), provided that such Credit Party shall use its reasonable efforts to obtain all necessary consents to effectuate a valid and enforceable grant of a security interest to the Collateral Agent without such Credit Party being obligated to incur any cost or expense in doing so other than reasonable out-of-pocket expenses, and the Borrower shall, and shall cause each of its Domestic Subsidiaries to, take all reasonable actions requested by the Agent or the Required Banks (including, without limitation, the obtaining of opinions of counsel, mortgage policies, title surveys and real estate appraisals satisfying the requirements of all applicable laws) in connection with the granting of such security interest; provided, further, that no Credit Party shall be required to grant a Mortgage on any Real Property to the extent that the terms of any Permitted Lien encumbering such Real Property prohibits the granting of such Mortgage.

                  (b) The security interests required to be granted pursuant to clause (a) above shall be granted pursuant to mortgages, leasehold mortgages, deeds of trust and leasehold deeds of trust in each case satisfactory in form and substance to the Agent and the Required Banks (each, a "Mortgage" and, collectively, the "Mortgages"), which Mortgages shall constitute valid and enforceable perfected security interests prior to the rights of all third Persons and subject to no other Liens except such Liens as are permitted by
Section 9.01. The Mortgages and other instruments related thereto shall be duly re-corded or filed in such manner and in such places and at such times as are required by law to establish, perfect, preserve and protect the Liens, in favor of the Collateral Agent for the benefit of the Secured Creditors, required to be granted pursuant to the Mortgages and, all taxes, fees and other charges payable in connection therewith shall be paid in full by the Borrower. At the time of the execution and delivery of the Mortgages, the Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel, mortgage policies, title surveys, real estate appraisals and other related documents as may be reasonably requested by the Agent or the Required Banks to assure themselves that this Section 8.11(b) has been complied with.

         (c) The Borrower agrees to cause each Domestic Subsidiary established or created in accordance with Section 9.12 to execute and deliver a counterpart to the Subsidiaries Guaranty and thereby becoming a Subsidiary Guarantor party thereto.

         (d) The Borrower agrees to pledge, and cause each of its Domestic Subsidiaries to pledge, all of the capital stock of each new Subsidiary (or 65% of the total combined voting power of all classes of capital stock of any new Foreign Subsidiary) established or created by such Credit Party in accordance with Section 9.12 to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement.

         (e) The Borrower will cause each Domestic Subsidiary established or created in accordance with Section 9.12 to grant to the Collateral Agent for the benefit of the Secured Creditors a first priority Lien on all other property (tangible and intangible) of such Domestic Subsidiary upon terms similar to those set forth in the Security Agreement as appropriate, and satisfactory in form and substance to the Agent and Required Banks.

         (f) If following a change in the relevant sections of the Code, the regulations and rules promulgated thereunder and any rulings issued thereunder and at the request of the Agent or the Required Banks, counsel for the Borrower reasonably acceptable to the Agent does not within 30 days after such request deliver a written opinion, in form and substance reasonably satisfactory to the Agent or the Required Banks, as the case may be, with respect to any Foreign Subsidiary that (i) a pledge (x) of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote and (y) of any promissory note issued by such Foreign Subsidiary to any Credit Party or (ii) the enter-ing into by such Foreign Subsidiary of a guaranty in substantially the form of the Subsidiaries Guaranty, in either case would cause the earnings of such Foreign Subsidiary to be treated as a deemed dividend to such Foreign Subsidiary's United States parent, then in the case of a failure to deliver the opinion described in clause (i) above, that portion of such Foreign Subsidiary's outstanding capital stock or any promissory notes so issued by such Foreign Subsidiary, in each case not theretofore pledged pursuant to the Pledge Agreement shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement (or another pledge agreement in substantially similar form, if needed) and in the case of a failure to deliver the opinion described in clause (ii) above, such Foreign Subsidiary shall execute and deliver a guaranty and security agreement and mortgage in respect of the Obligations substantially in the form of the Subsidiaries Guaranty, the Security Agreement and a Mortgage meeting the requirements of
Section 8.1l(b) (in each case as modified to reflect the requirements of local law).

         (g) The  security  interests  required  to be granted  pursuant to this
Section 8.11 shall be granted pursuant to security documentation (which shall be substantially similar to the Security Documents already executed and delivered by the Borrower or its Subsidiaries, as applicable) or otherwise satisfactory in form and substance to the Agent and shall constitute valid and enforceable perfected security interests prior to the rights of all third Persons and subject to no other Liens except such Liens as are permitted by Section 9.01. The Additional Security Documents and other instruments related thereto shall be duly recorded or filed in such manner and in such places and at such times as are required by law to establish, perfect, preserve and protect the Liens, in favor of the Collateral Agent for the benefit of the respective Secured Creditors, required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall be paid in full by the Credit Parties.

         (h) The Borrower will, and will cause each of its Subsidiaries to, at their expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require pursuant to this Section 8.11. Furthermore, the Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance, appraisals and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section 8.11 has been complied with.

         (i) The Borrower agrees that each action required above by this Section
8.11 shall be at its sole expense and shall be completed as soon as possible, but in no event later than 90 days after such action is requested to be taken by the Agent or the Required Banks, provided that the Borrower further agrees that each action required by clauses (c), (d) or (e) of this Section 8.11 with respect to any newly created or acquired Subsidiary shall be completed within 15 days after the creation or acquisition of such new Subsidiary.

         8.12. Ownership of Subsidiaries. Except (i) to the extent otherwise expressly consented to in writing by the Required Banks, (ii) as permitted by
Section 9.06(xi) or (iii) as set forth on Schedule VIII, the Borrower shall own directly or indirectly 100% of the capital stock of each of its Subsidiaries.

          8.13. Agent for Service of Process. The Borrower hereby irrevocably accepts its appointment as agent for each other Credit Party as set forth in
Section 14 of the Subsidiaries Guaranty and agrees that it (i) shall inform the Agent promptly in writing of any change of its address in the State of New York,
(ii) shall notify the Agent of any termination of any of the agency relationships created by Section 14 of the Subsidiaries Guaranty and (iii) shall perform its obligations as such agent in accordance with the provisions of
Section 14 of the Subsidiaries Guaranty. The Borrower, as process agent, and its successor or successors agree to discharge the abovementioned obligations and will not refuse fulfillment of such obligations under Section 14 of the Subsidiaries Guaranty. The Borrower agrees that it will maintain an office in New York City, New York until such time as each other Credit Party shall have entered into a letter agreement in the form of Exhibit K appointing another agent for service of process in the State of New York, which agent shall be acceptable to the Agent.

         SECTION 9. Negative Covenants. The Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Revolving Loan Commitment and all Letters of Credit (other than Letters of Credit subject to Section 2.01(e)) have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

          9.01. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Borrower or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this
Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

          (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles in the United States (or the equivalent thereof in any country in which a Foreign Subsidiary is doing business, as applicable);

          (ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the property or assets of the Borrower and its Subsidiaries taken as a whole or materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

          (iii) Liens in existence on the Effective Date which are listed, and the property subject thereto described, in Schedule XI, but only to the respective date, if any, set forth in such Schedule XI for the removal and termination of any such Liens, without giving effect to any renewals and extensions thereof except in connection with any refinancing or renewal of any Existing Indebtedness secured by such Liens as permitted by Section 9.05(ii) so long as any such renewals or extensions do not encumber any additional assets or properties of the Borrower or any of its Subsidiaries;

          (iv) Permitted Encumbrances;

          (v) Liens created pursuant to the Security Documents;

          (vi) leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

          (vii) Liens upon assets subject to Capitalized Lease Obligations to the extent permitted by Section 9.05(vi) and related contract revenues, provided that (x) such Liens only secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any Subsidiary of the Borrower;

          (viii) Liens placed upon equipment or machinery used in the ordinary course of business of the Borrower or any of its Subsidiaries and related contract revenues at the time of acquisition thereof by the Borrower or any such other Subsidiary or within 60 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof, provided that (x) the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by this clause (viii) shall not at any time exceed $10,000,000 and (y) in all events, the Lien encumbering the equipment or machinery so acquired does not encumber any other asset of the Borrower or such Subsidiary;

          (ix) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

          (x) Liens arising from precautionary UCC financing statement filings regarding operating leases permitted under Section 9.04;

          (xi) Liens arising out of judgments or awards (other than judgments with respect to taxes, which are permitted pursuant to Section 9.01(i)) in respect of which the Borrower or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings provided that the aggregate amount of all such judgments or awards (and any cash and the fair market value of any property subject to such Liens) does not exceed $500,000 at any time outstanding;

          (xii) statutory and contractual landlords' liens under leases to which the Borrower or any of its Subsidiaries is a party;

          (xiii) deposits made in the ordinary course of business (including, without limitation, surety bonds, performance bonds and appeal bonds) and related contract revenues to secure the performance of tenders, statutory obligations (other than excise taxes), bids, leases, contracts (other than repayment of Indebtedness) and other similar obligations, provided that the aggregate amount of cash and the value of non-cash collateral so deposited shall at no time exceed $2,000,000, which amount may be increased to $5,000,000 if at the time such additional deposits are required, the total Letter of Credit Outstanding equals $15,000,000;

          (xiv) Liens on contract revenues to secure Indebtedness incurred in reliance on Section 9.05(xi); provided that the proceeds of such Indebtedness were used by the Borrower or its Subsidiaries to acquire property or equipment which was utilized by the Borrower or its Subsidiaries to generate, in whole or in part, such contract revenues; and

          (xv) Liens not otherwise permitted pursuant to this Section 9.01 so long as (x) such Liens do not secure In-debtedness for borrowed money and (y) the value of the property subject to such Liens does not exceed $1,500,000 in the aggregate at any time outstanding.

                  9.02. Consolidation, Merger, Purchase or Sale of Assets, Etc. The Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials, equipment and intangible assets in the ordinary course of business) of any Person, except that:

          (i) each of the Borrower and its Subsidiaries may convey, sell, lease or otherwise dispose of materials, equipment and other assets in the ordinary course of business (including any of which, in the reasonable judgment of such Person, are obsolete, worn out or otherwise no longer useful in the conduct of such Person's business), provided that the aggregate Net Sale Proceeds of all assets subject to sales or other dispositions pursuant to this clause (i) shall not exceed $3,500,000 in any fiscal year of the Borrower, and provided, further, that at least 75% of the net proceeds received by the Borrower or its Subsidiaries shall be in cash or Cash Equivalents and is received at the time of such disposition;

          (ii) investments may be made to the extent permitted by Section 9.06;

          (iii) each of the Borrower and its Subsidiaries may lease (as lessee) real or personal property in the ordinary course of business to the extent permitted by Section 9.04 (so long as any such lease does not create a Capitalized Lease Obligation except to the extent permitted by Section 9.05(vi));

          (iv) each of the Borrower and its Subsidiaries may (x) make sales of inventory in the ordinary course of business and (y) in addition to the sales permitted under Section 9.02(i), make sales of equipment and related software to its customers in the ordinary course of business pursuant to the specific wagering systems equipment contracts or similar contracts to which such Person is a party;

          (v) Capital Expenditures by the Borrower and its Subsidiaries shall be permitted to the extent not in violation of Section 9.08;

          (vi) each of the Borrower and its Subsidiaries may acquire the assets constituting all or any part of the business of any Person or the capital stock of any Person (including any such acquisition by way of merger or consolidation); provided that in any fiscal year of the Borrower such acquired assets and capital stock do not, in the aggregate, exceed (i) 5% of the Total Assets plus (ii) up to $10,000,000 from the proceeds received by the Borrower from the sale of equity of the Borrower;

          (vii) the Borrower and its Subsidiaries may (x) liquidate any Inactive Subsidiary or merge any Inactive Subsidiary with and into another
     Subsidiary of the Borrower or (y) liquidate any Subsidiary Guarantor or merge any Subsidiary Guarantor with and into another Subsidiary Guarantor or (z) liquidate any Foreign Subsidiary that is a Wholly-Owned Subsidiary of the Borrower or merge any Foreign Subsidiary that is a Wholly-Owned Subsidiary of the Borrower with and into another Foreign Subsidiary that is a Wholly-Owned Subsidiary of the Borrower, so long as such other Subsidiary, Subsidiary Guarantor or Foreign Subsidiary, as the case may be, is the surviving corporation of such merger;

          (viii)  the  Borrower  may  sell  the  Caliente   System  of  complete
     pari-mutual wagering systems; and

          (ix) each of the Borrower and its Subsidiaries may enter into sale-leaseback transactions; provided that the fair market value of the assets subject to such sale-leaseback transactions shall not exceed $250,000 in any fiscal year of the Borrower.

         To the extent the Required  Banks waive the  provisions of this Section
9.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 9.02, such Collateral shall be sold free and clear of the Liens created by the Security Documents, and the Agent and Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

         9.03. Dividends. The Borrower will not, and will not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to the Borrower or any of its Subsidiaries, except that:

          (i) any Wholly-Owned Subsidiary of the Borrower may pay Dividends to the Borrower or any other Wholly-Owned Subsidiary of the Borrower;

          (ii) the Borrower may repurchase shares of its common stock and/or options to purchase such common stock held by directors, executive officers, members of management or employees of the Borrower or any of its Subsidiaries upon the death, disability, retirement or termination of employment of such directors, executive officers, members of management or employees, so long as (x) no Default or Event of Default then exists or would result therefrom and (y) the aggregate amount of cash expended by the Borrower pursuant to this clause (ii) does not exceed $500,000 in any fiscal year of the Borrower;

          (iii) the Borrower may repurchase shares of its common stock and/or options to purchase such common stock held by any Person so long as (x) no Default or Event of Default then exists or would result therefrom and (y) the aggregate amount of cash expended by the Borrower pursuant to this clause (iii) does not exceed $3,000,000; and

          (iv) any non-Wholly-Owned Subsidiary of the Borrower may pay cash Dividends on a pro rata basis to its shareholders generally.

         9.04. Leases. The Borrower will not permit the aggregate payments (including, without limitation, any property taxes paid as additional rent or lease payments) made by it and its Subsidiaries on a consolidated basis under any agreement to rent or lease any real or personal property (or any extension or renewal thereof) (excluding Capitalized Lease Obligations) to exceed $13,000,000 for any fiscal year of the Borrower.

         9.05. Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

          (ii) Existing Indebtedness shall be permitted to the extent the same is listed on Schedule IX, refinancings or renewals thereof shall be permitted and, in any event, any such refinancings and renewals of Existing Indebtedness shall not (w) exceed the principal amount of such Existing Indebtedness outstanding at the Effective Date (provided that any such refinancing or renewal of the Senior Notes or the Convertible Subordinated Debt shall not exceed the principal amount at the time of such refinancing or renewal thereof), (x) shorten the scheduled final maturity of such Existing Indebtedness, (y) allow for more restrictive covenants than those covenants existing at the time of such refinancing or renewal thereof, or (z) provide for an interest rate greater than 2.5% plus the interest rate of such Existing Indebtedness;

          (iii) accrued expenses and current trade accounts payable incurred in the ordinary course;

          (iv) Indebtedness under Interest Rate Protection Agreements relating to Indebtedness otherwise permitted under this Section 9.05, provided that
     (x) the aggregate net exposure of the Borrower and its Subsidiaries under all such Interest Rate Protection Agreements, when added to the aggregate net exposure under all Other Hedging Agreements entered into pursuant to
     Section  9.06(v),  shall not exceed  $5,000,000 at any time outstanding and
     (y) there are no up-front costs (other than administrative costs) or fees associated with the entering into of any such Interest Rate Protection Agreements;

          (v)  Indebtedness   under  Other  Hedging  Agreements  to  the  extent
     permitted by Section 9.06(v);

          (vi) Indebtedness evidenced by Capitalized Lease Obligations so long as the aggregate principal amount thereof does not exceed $15,000,000 at any time outstanding;

          (vii)   Indebtedness   subject  to  Liens   permitted   under  Section
     9.01(viii);

          (viii)   intercompany   Indebtedness   among  the   Borrower  and  its
     Subsidiaries to the extent permitted by Sections  9.06(vi) through (ix) and
     Section 9.06(xi);

          (ix)  Indebtedness  of  the  Borrower  evidenced  by  the  Convertible
     Subordinated   Debt  in  an  aggregate   principal  amount  not  to  exceed
     $40,000,000 less any repayments of principal thereof;

          (x) Indebtedness under back-up letters of credit issued in accordance with the terms of Section 2.01(e)(y); and

          (xi) additional unsecured (other than Liens permitted by Section 9.01(xiv)) Indebtedness of the Borrower and its Subsidiaries in an
     aggregate principal amount not to exceed $5,000,000 at any time outstanding, so long as at the time of incurrence thereof, no Default or Event of Default shall exist or would result therefrom.

         9.06. Advances, Investments and Loans. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, except that the following shall be permitted:

          (i) the Borrower and its Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;

          (ii) the Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents;

          (iii) the Borrower and its Subsidiaries may make loans and advances after the Effective Date in the ordinary course of business to their respective employees so long as the aggregate principal amount of all such loans and advances made after the Effective Date at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $1,000,000;

          (iv) the Borrower and its Subsidiaries may enter into Interest Rate Protection Agreements to the extent permitted in Section 9.05(iv);

          (v) the Borrower and its Subsidiaries may enter into and perform their respective obligations under Other Hedging Agreements in the ordinary course of business and consistent with past practices so long as (x) any such Other Hedging Agreement is related to income derived from for-eign operations of the Borrower or any of its Subsidiaries or otherwise related to purchases permitted hereunder from foreign suppliers and (y) the aggregate net exposure amount of the Borrower and its Subsidiaries under all such Other Hedging Agreements, when added to the aggregate net exposure under all Interest Rate Protection Agreements entered into pursuant to
     Section 9.05(iv), does not exceed $5,000,000 at any time outstanding;

          (vi) Domestic Subsidiaries that are Wholly-Owned Subsidiaries of the Borrower may make intercompany loans to one another and to the Borrower, provided that (x) each such intercompany loan is evidenced by an intercompany note in the form of Exhibit L (each, an "Intercompany Note") and (y) each Intercompany Note shall be pledged to the Collateral Agent pursuant to the Pledge Agreement;

          (vii) Domestic Subsidiaries that are Wholly-Owned Subsidiaries of the Borrower may make intercompany loans to any Foreign Subsidiary that is a Wholly-Owned Subsidiary of the Borrower, so long as the aggregate principal amount thereof less the aggregate principal amount of intercompany loans described in Section 9.06(ix) does not exceed $10,000,000 at any time outstanding (determined without regard to any write-downs or write-offs thereof);

          (viii) Foreign Subsidiaries that are Wholly-Owned Subsidiaries of the Borrower may make intercompany loans to one another;

          (ix) Foreign Subsidiaries may make intercompany loans to the Borrower and its Domestic Subsidiaries so long as each such intercompany loan is subject to the terms of the subordination provisions in the form of Exhibit M;

          (x) the Borrower and its Subsidiaries may acquire and hold the capital stock of Subsidiaries in connection with stock acquisitions permitted under
     Section 9.02(vi);

          (xi) the Borrower and its Subsidiaries may make additional loans, advances and investments (other than loans and advances to their respective employees) so long as (x) the aggregate amount of all such loans, advances and investments at any time outstanding pursuant to this clause (xi) (determined without regard to any write-downs or write-offs thereof) does not exceed $5,000,000, and (y) in the case of the acquisition of any capital stock of any Person pursuant to this clause (xi), the Person so in-vested in is engaged in the type of business permitted pursuant to Section
     9.16 and to the extent such Person becomes a Subsidiary of the Borrower as a result of such investment, all of the provisions of Section 9.12 have been complied with at the time of such investment;

          (xii) the Borrower and its Subsidiaries may hold non-cash consideration consisting of promissory notes received in connection with asset sales permitted under (x) Section 9.02(i) so long as the aggregate principal amount of all such promissory notes does not exceed $3,000,000 at any time outstanding (determined without regard to any write-downs or write-offs thereof) and (y) Section 9.02(viii);

          (xiii) the Borrower and its Subsidiaries may designate any of its or their respective Subsidiaries not to be defined as a Subsidiary for purposes of this Agreement and each other Credit Document pursuant to the second sentence of the definition of "Subsidiary"; and

          (xiv) investments existing on the Effective Date of the Borrower and listed on Schedule XII hereto.

         9.07. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Borrower or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would reasonably be obtained by the Borrower or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that:

          (i) Dividends may be paid to the extent provided in Section 9.03;

          (ii) loans may be made and other transactions may be entered into among the Borrower and its Subsidiaries to the extent permitted by Sections
     9.05 and 9.06; and

          (iii) customary fees and compensation may be paid to and indemnity provided on behalf of officers and non-officer directors, employees or consultants of the Borrower.

         9.08. Capital Expenditures. (a) The Borrower will not, and will not permit any of its Subsidiaries to, make any

Capital Expenditures, except that the Borrower and its Subsidiaries may make Capital Expenditures in any fiscal year of the Borrower in an amount not to exceed (i) $10,000,000, plus (ii) 100% of the Borrower's Excess Cash Flow for such fiscal year, plus (iii) 100% of the proceeds received by the Borrower (net of underwriting discounts and commissions and other incurred costs and expenses associated therewith) of sales of equity by the Borrower to Persons who are not Affiliates of the Borrower during such fiscal year, and plus (iv) Indebtedness permitted by Section 9.05 incurred by the Borrower during such fiscal year related to such Capital Expenditure.

         (b) In addition to the Capital Expenditures permitted to be made pursuant to preceding clause (a) of this Section 9.08 and following any Recovery Event, the Borrower and its Subsidiaries may make Capital Expenditures to replace or restore any properties or assets subject to such Recovery Event so long as (i) the aggregate amount of Capital Expenditures so made does not exceed the amount of insurance proceeds (net of reasonable costs and taxes incurred in connection with such Recovery Event and any amounts required to be applied (and are applied) to the repayment of any Indebtedness secured by a prior perfected security interest (to the extent permitted by this Agreement) in the property subject to such Recovery Event) received (or to be received) in respect of such Recovery Event, (ii) such Capital Expenditures are made within twelve months following such Recovery Event, (iii) such insurance proceeds are not required to be applied as mandatory prepayments pursuant to Section 4.02(d) and (iv) in the event that any such Subsidiary makes such Capital Expenditures prior to the receipt of such insurance proceeds, the Borrower or such Subsidiary actually receives such insurance proceeds within twelve months following the respective Recovery Event.

         9.09. Consolidated Interest Coverage Ratio. The Borrower will not permit the Consolidated Interest Coverage Ratio for any Test Period ended on the last day of a fiscal quarter set forth below to be less than the ratio set forth opposite such fiscal quarter below:

          Fiscal Quarter
              Ended                                          Ratio

          Fourth Quarter, 1997                               1.60:1.00
          First Quarter, 1998                                1.60:1.00
          Second Quarter, 1998                               1.70:1.00
          Third Quarter, 1998                                1.70:1.00
          Fourth Quarter, 1998                               1.80:1.00

          First Quarter, 1999                                1.80:1.00
          Second Quarter, 1999                               1.90:1.00
          Third Quarter, 1999                                1.90:1.00
          Fourth Quarter, 1999                               2.00:1.00
          First Quarter, 2000                                2.10:1.00
          Second Quarter, 2000                               2.20:1.00
          Third Quarter, 2000                                2.30:1.00
          Fourth Quarter, 2000                               2.40:1.00
          First Quarter, 2001                                2.50:1.00
          Second Quarter, 2001                               2.60:1.00


         9.10. Maximum Leverage Ratio. The Borrower will not permit the Leverage Ratio for any Test Period ended on the last day of the fiscal quarter set forth below to be greater than the ratio set forth opposite such fiscal quarter below:

        Period                                                    Ratio

     Fourth Quarter, 1997                                         5.75:1.00
     First Quarter, 1998                                          5.75:1.00
     Second Quarter, 1998                                         5.65:1.00
     Third Quarter, 1998                                          5.65:1.00
     Fourth Quarter, 1998                                         5.25:1.00
     First Quarter, 1999                                          5.25:1.00
     Second Quarter, 1999                                         5.00:1.00
     Third Quarter, 1999                                          4.75:1.00
     Fourth Quarter, 1999                                         4.50:1.00
     First Quarter, 2000                                          4.50:1.00
     Second Quarter, 2000                                         4.25:1.00
     Third Quarter, 2000                                          4.25:1.00
     Fourth Quarter, 2000                                         4.00:1.00
     First Quarter, 2001                                          3.75:1.00
     Second Quarter, 2001                                         3.75:1.00


         9.11. Minimum Consolidated EBITDA. The Borrower will not permit Consolidated EBITDA for any Test Period ended on the last day of a fiscal quarter set forth below to be less than the amount set forth opposite such fiscal quarter below:

          Fiscal Quarter Ending                                 Amount

          Fourth Quarter, 1997                             $24,250,000
          First Quarter, 1998                               24,250,000
          Second Quarter, 1998                              24,250,000
          Third Quarter, 1998                               25,000,000
          Fourth Quarter, 1998                              27,000,000
          First Quarter, 1999                               27,500,000
          Second Quarter, 1999                              29,000,000

          Third Quarter, 1999                               30,500,000
          Fourth Quarter, 1999                              32,500,000
          First Quarter, 2000                               33,000,000
          Second Quarter, 2000                              34,000,000
          Third Quarter, 2000                               35,500,000
          Fourth Quarter, 2000                              37,000,000
          First Quarter, 2001                               37,500,000
          Second Quarter, 2001                              38,500,000


         9.12. Limitation on Creation of Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, establish, create or acquire any additional Subsidiaries other than (i) Wholly-Owned Subsidiaries or (ii)
non-Wholly-Owned Subsidiaries acquired pursuant to Section 9.06(xi). In connection with any creation or acquisition of a Subsidiary, subject to the limitations imposed by Sections 8.11(d) and (f), (x) the capital stock of such Subsidiary shall be duly pledged and delivered to the Collateral Agent pursuant to (and to the extent required by) the Pledge Agreement and (y) such Subsidiary shall take all actions required to be taken by it pursuant to Section 8.11.

         9.13. Limitation on Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Etc. The Borrower will not, and will not permit any of its Subsidiaries to:

          (i) amend or modify, or permit the amendment or modification of, any provision of the Existing Indebtedness (other than the Convertible Subordinated Debt or Senior Notes), or of any agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating thereto other than any amendments or modifications to the foregoing which do not in any way adversely affect the interests of the Banks;

          (ii) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of the Convertible Subordinated Debt or Senior Notes or amend or modify, or permit the amendment or modification of, any provision of the Convertible Subordinated Debt or Senior Notes; provided that the Borrower may acquire $5,000,000 in principal amount of the Convertible Subordinated Debt for an amount not to exceed approximately $4,100,000; or

          (iii) amend, modify or change its charter or other organizational documents (including, without limitation, by the filing or modification of any certificate of designation) or any agreement entered into by it, with respect to its capital stock, or enter into any new agreement with respect to its capital stock, other than any amendments, modifications or changes or any such new agreements which do not in any way adversely affect the interests of the Banks, provided that in no event shall any amendments, modifications or changes to the terms of the Borrower's or its Subsidiaries' capital stock be permitted, it being understood that in any event the Borrower may increase the authorized number of shares of its common stock.

         9.14. Limitation on Certain Restrictions on Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any of its Subsidiaries, or pay any Indebtedness owed to the Borrower or any of its Subsidiaries, (b) make loans or advances to the Borrower or any of its Subsidiaries or (c) transfer any of its properties or assets to the Borrower or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) the Senior Notes and the Convertible Subordinated Debt existing on the Effective Date, (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any of its Subsidiaries, (v) customary provisions restricting assignment of any licensing agreement or wagering systems equipment contract or similar contract entered into by the Borrower or any of its Subsidiaries in the ordinary course of business, (vi) restrictions prohibiting the transfer of any asset subject to a Lien permitted under Section 9.01(iii), (vii), (viii), (xiv) or (xv) and (vii) the subordination of any Indebtedness incurred pursuant to Section 9.06(ix).

         9.15. Limitation on Issuance of Capital Stock. (a) The Borrower will not issue (i) any preferred stock (except Permitted Preferred Stock) or (ii) any redeemable common stock.

         (b) The Borrower will not permit any of its Subsidiaries to issue any capital stock (including by way of sales of
treasury  stock)  or  any  options  or  warrants  to  purchase,   or  securities
convertible into, capital stock, except:

          (i) for transfers and replacements of then outstanding shares of capital stock;

          (ii) for stock splits, stock dividends and additional issuances which do not decrease the percentage ownership of the Borrower or any of its Subsidiaries in any class of the capital stock of such Subsidiary; and

          (iii) to qualify directors to the extent required by applicable law.

All capital stock issued in accordance with this Section 9.15(b) shall, to the extent required by the Pledge Agreement, be delivered to the Collateral Agent for pledge pursuant to the Pledge Agreement.

         9.16. Business. (a) The Borrower will not, and will not permit any of its Subsidiaries, to engage (directly or indirectly) in any business other than the business in which the Borrower and its Subsidiaries are engaged on the Effective Date and similar or related businesses or reasonable extensions, developments or expansions thereof.

         (b) The Borrower will not permit Autotote Products, Inc., a Delaware corporation, and HTP, Inc., a Pennsylvania corporation, to engage in any business whatsoever, and the Borrower agrees to promptly dissolve and liquidate each such Subsidiary.


         SECTION 10. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

         10.01. Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for five or more Business Days, in the payment when due of any Unpaid Drawings or interest on any Loan or Note, or any Fees or any other amounts owing hereunder or thereunder: or

         10.02. Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

         10.03. Covenants. The Borrower shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 8.11 or 8.12 or Section 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice to the Borrower by the Agent or any Bank; or

         10.04. Default Under Other Agreements. (i) The Borrower or any of its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness (other than the Obligations) of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not be a Default or an Event of Default under this Section 10.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $ 1,000,000; or

         10.05. Bankruptcy, etc. The Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Subsidiaries and the petition is not controverted within 1O days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries, or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries, or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days, or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

         10.06. ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any Plan shall have had or is likely to have a trustee appointed to administer such Plan, any Plan is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made to a Plan has not been timely made. The Borrower, or any of its Subsidiaries or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204
or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code, or the Borrower or any of its Subsidiaries has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(l) of ERISA) which provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA); and (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) which lien, security interest or liability, in the reasonable opinion of the Required Banks, could reasonably be expected to have a material adverse effect upon the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole; or

         10.07. Security Documents. At any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect (except pursuant to the terms thereof, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 9.01), and subject to no other Liens (except as permitted by Section 9.01), or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and such default shall continue beyond any grace period specifically, applicable thereto pursuant to the terms of such Security Document; or

         10.08. Guaranty. Any Guaranty or any provision thereof shall cease to be in full force or effect as to the relevant Guarantor, or any Guarantor or Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under the relevant Guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to its Guaranty; or

         10.09. Judgments. One or more judgments or decrees shall be entered against The Borrower or any of its Subsidiaries involving in the aggregate for The Borrower and its Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments exceeds $1,000,000; or

         10.10. Change of Control. A Change of Control or Other Indebtedness Change of Control shall occur;

         then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent, upon the written request of the Required Banks, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Agent, any Bank or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 10.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Agent to the Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Revolving Loan Commitment terminated, whereupon the Revolving Loan Commitment of each Bank shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind;
(ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit, which may be terminated, in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash, to be held as security by the Collateral Agent as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; (v) enforce, as Collateral Agent, any or all of the Liens and security interests created pursuant to the Security Documents; and
(vi) apply any cash collateral as provided in Section 4.02.

         SECTION 11. Definitions and Accounting Terms.

         11.01. Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Additional Collateral" shall mean all property (whether real or personal) in which security interests are granted (or have been purported to be granted) (and continue to be in effect at the time of determination) pursuant to
Section 8.11.

         "Additional Security Documents" shall mean all mortgages, pledge agreements, security agreements and other security documents entered into pursuant to Section 8.11 with respect to Additional Collateral.

         "Adjusted Certificate of Deposit Rate" shall mean, on any day, the sum (rounded to the nearest 1/100 of 1%) of (1) the rate obtained by dividing (x) the most recent weekly aver-age dealer offering rate for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve System publication entitled "Select Interest Rates," published weekly on Form H.15 as of the date hereof, or if such publication or a substitute containing the foregoing rate information shall not be published by the Federal Reserve System for any week, the weekly average offering rate determined by the Agent on the basis of quotations for such certificates received by it from three certificate of deposit dealers in New York of recognized standing or, if such quotations are unavailable, then on the basis of other sources reasonably selected by the Agent, by (y) a percentage equal to 100% minus the stated maximum rate of all reserve requirements as specified in Regulation D applicable on such day to a three-month certificate of deposit of a member bank of the Federal Reserve System in excess of $100,000 (including, without limitation, any marginal, emergency, supplemental, special or other reserves), plus (2) the then daily net annual assessment rate as estimated by the Agent for determining the current annual assessment payable by the Agent to the Federal Deposit Insurance Corporation for insuring three-month certificates of deposit.

         "Adjusted Percentage" shall mean (x) at a time when no Bank Default exists, for each Bank, such Bank's Percentage and (y) at a time when a Bank Default exists (i) for each Bank that is a Defaulting Bank, zero and (ii) for each Bank that is a Non-Defaulting Bank, the percentage determined by dividing such Bank's Revolving Loan Commitment at such time by the Adjusted Total Revolving Loan Commitment at such time, it being understood that all references herein to Revolving Loan Commitments and the Adjusted Total Revolving Loan Commitment at a time when the Total Revolving Loan Commitment or Adjusted Total Revolving Loan Commitment, as the case may be, has been terminated shall be references to the Revolving Loan Commitments or Adjusted Total Revolving Loan Commitment, as the case may be, in effect immediately prior to such termination; provided, that: (A) no Bank's Adjusted Percentage shall change upon the occurrence of a Bank Default from that in effect immediately prior to such Bank Default if after giving effect to such Bank Default, and any repayment of Revolving Loans and Swingline Loans at such time pursuant to Section 4.02(a) or otherwise, the sum of (i) the aggregate outstanding principal amount of Revolving Loans of all Non-Defaulting Banks plus (ii) the aggregate outstanding principal amount of Swingline Loans plus (iii) the Letter of Credit Outstandings, exceed the Adjusted Total Revolving Loan Commitment; (B) the changes to the Adjusted Percentage that would have become effective upon the oc-currence of a Bank Default but that did not become effective as a result of the preceding clause (A) shall become effective on the first date after the occurrence of the relevant Bank Default on which the sum of (i) the aggregate outstanding principal amount of the Revolving Loans of all Non-Defaulting Banks plus (ii) the aggregate outstanding principal amount of Swingline Loans plus
(iii) the Letter of Credit Outstandings is equal to or less than the Adjusted Total Revolving Loan Commitment; and (C) if (i) a Non-Defaulting Bank's Adjusted Percentage is changed pursuant to the preceding clause (B) and (ii) any repayment of such Bank's Revolving Loans, or of Unpaid Drawings with respect to Letters of Credit or of Swingline Loans, that were made during the period commencing after the date of the relevant Bank Default and ending on the date of such change to its Adjusted Percentage must be returned to the Borrower as a preferential or similar payment in any bankruptcy or similar proceeding of the Borrower, then the change to such Non-Defaulting Bank's Adjusted Percentage effected pursuant to said clause (B) shall be reduced to that positive change, if any, as would have been made to its Adjusted Percentage if (x) such repayments had not been made and (y) the maximum change to its Adjusted Percentage would have resulted in the sum of the outstanding principal of Revolving Loans made by such Bank plus such Bank's new Adjusted Percentage of the outstanding principal amount of Swingline Loans and of Letter of Credit Outstandings equalling such Bank's Revolving Loan Commitment at such time.

         "Adjusted Total Revolving Loan Commitment" shall mean at any time the Total Revolving Loan Commitment less the aggregate Revolving Loan Commitments of all Defaulting Banks.

         "Affiliate" shall mean, with respect to any Person, any other Person (including, for purposes of Section 9.07 only, all directors, officers and partners of such Person) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; provided, however,
(x) that for purposes of Section 9.07, an Affiliate of the Borrower shall include any Person that directly or indirectly owns more than 5% of any class of the capital stock of the Borrower and any officer or director of the Borrower or any such Person and (y) in no event shall any Bank or any affiliate thereof be considered an Affiliate of the Borrower or any of its Subsidiaries. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agent" shall mean DLJ Capital Funding, Inc., in its capacity as Agent for the Banks hereunder, and shall include any successor to the Agent appointed pursuant to Section 12.09.

         "Agreement"   shall   mean  this   Credit   Agreement,   as   modified,
supplemented, amended, restated, extended, renewed or replaced from time to time.

         "Applicable Commitment Commission Percentage" shall mean, at any time, a percentage per annum equal to 1/2 of 1%.

         "Applicable L/C Percentage" shall mean, at any time, a percentage per annum equal to the Applicable Margin then in effect for Revolving Loans that are maintained as Eurodollar Loans.

         "Applicable Margin" shall mean, with respect to the unpaid principal amount of each Swing Line Loan (each of which shall be borrowed and maintained only as a Base Rate Loan) and each Revolving Loan, by reference to the applicable Leverage Ratio and at the applicable percentage per annum set forth below under the column entitled "Applicable Margin for Base Rate Loans", in the case of Base Rate Loans, or by reference to the applicable Leverage Ratio and at the applicable percentage per annum set forth below under the column entitled "Applicable Margin for Eurodollar Loans", in the case of Eurodollar Loans; provided that on and after the Effective Date but prior to delivery of any financial statements pursuant to Section 8.01, the "Applicable Margin", in the case of Base Rate Loans, shall be 1.50% and, in the case of Eurodollar Loans, shall be 2.50%:


                                          Applicable               Applicable
                                       Margin For Base             Margin for
            Leverage Ratio             Rate Loans               Eurodollar Loans
greater than or equal to 5.00:1             1.75%                    2.75%

greater than or equal to 4.50:1             1.50%                    2.50%

greater than or equal to 4.00:1             1.25%                    2.25%

greater than or equal to 3.50:1             1.00%                    2.00%

         "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit N (appropriately completed).

         "Authorized Representative" of the Borrower shall mean any of the President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer of the Borrower (or any other officer of the Borrower in which is designated in writing to the Agent, the Swingline Bank and each Issuing Bank by any of the foregoing officers of the Borrower as being authorized to give such notices under this Agreement) with the Borrower, by its execution and delivery of this Agreement, irrevocably appointing any of the foregoing officers of the Borrower as its Authorized Representative hereunder with respect to delivering Notices of Borrowing, Notices of Conversion, Letter of Credit Requests and similar notices.

         "Bank" shall mean each financial institution listed on Schedule I, as well as any Person which becomes a "Bank" hereunder pursuant to 13.04(b).

         "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Bank having notified in writing the Borrower and/or the Agent that it does not intend to comply with its obligations under
Section 1.01(a), Section 1.01(c) or Section 2, in each case whether as a result of any takeover of such Bank by any regulatory authority or agency or otherwise.

         "Bankruptcy Code" shall have the meaning provided in Section 10.05.

         "Base Rate" at any time shall mean the higher of (i) 1/2 of 1% in excess of the Adjusted Certificate of Deposit Rate and (ii) the Prime Lending Rate.

         "Base Rate Loan" shall mean each Swingline Loan and each other Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

         "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

         "Borrowing" shall mean the borrowing of one Type of Loan from all the Banks having commitments or obligations

(other than Defaulting Banks) (or from the Swingline Bank in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

         "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market.

         "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles, with respect to fixed assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles) and, without duplication, the amount of Capitalized Lease Obligations incurred by such Person.

         "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

         "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof or the District of Columbia having (x) a long-term unsecured debt rating of at least A or the equivalent thereof from S&P or A2 or the equivalent thereof from Moody's and (y) capital, surplus and undivided profits aggregating in excess of $200,000,000, with maturities of not more than six months from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and in each case maturing not more than one year after the date of acquisition by such Person and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.


         "CERCLA"   shall  mean  the   Comprehensive   Environmental   Response,
Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C, 9601 et seq.

         "Change of Control" shall mean (i) any "Person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders (x) is or shall become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 35% or more on a fully diluted basis of the voting and economic interests of the Borrower or shall have the right to elect a majority of the directors of the Borrower or (y) shall have obtained the power (whether or not exercised) to elect a majority of the Board of Directors of the Borrower or (ii) the Board of Directors of the Borrower shall cease to consist of a majority of Continuing Directors.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provision of the Code, amendatory thereof, supplemental thereto or substituted therefor.

         "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, all Mortgaged Properties, all cash and Cash Equivalents delivered as collateral pursuant to
Section 4.02 or 10 hereof and all Additional Collateral, if any.

         "Collateral Agent" shall mean the Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

         "Commitment Commission" shall have the meaning provided in Section 3.01(a).

         "Connecticut Mortgaged Property" shall mean the real property owned by Autotote Enterprises, Inc. and located at (a) 600 Long Wharf Drive, New Haven, Connecticut and (b) 11 Schoenphester Road, Windsor Lakes, Connecticut.

         "Consolidated EBIT" shall mean, for any period, the Consolidated Net Income, before Consolidated Interest Expense and provision for taxes and without giving effect to any extraordinary or nonrecurring gains or losses or gains or losses from sales of assets other than inventory sold in the ordinary course of business.

         "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT, adjusted by adding thereto the amount of all amortization of intangibles and depreciation that were deducted in arriving at Consolidated EBIT for such period.

         "Consolidated Interest Coverage Ratio" for any period shall mean the ratio of Consolidated EBITDA to Consolidated Interest Expense for such period.

         "Consolidated Interest Expense" shall mean, for any period, (i) the total consolidated interest expense of the Borrower and its Consolidated Subsidiaries for such period (calculated without regard to any limitations on the payment thereof), (ii) plus, without duplication, that portion of Capitalized Lease Obligations of the Borrower and its Consolidated Subsidiaries representing the interest factor for such period, (iii) minus any interest expense on the Convertible Subordinated Debt that is paid in shares of Class A Common Stock of the Borrower, (iv) minus any interest income of the Borrower and its Consolidated Subsidiaries for such period, and minus (v) amortization of any deferred financing fees of the Borrower and its Consolidated Subsidiaries for such period.

         "Consolidated Net Income" shall mean, for any period, the consolidated net income of the Borrower and its Consolidated Subsidiaries for such period; provided, however, the net income of any Subsidiary of the Borrower which is not a Wholly-Owned Subsidiary and for which the Borrower's investment therein is accounted for by the equity method of accounting, shall have its net income included in the Consolidated Net Income of the Borrower and its Consolidated Subsidiaries only to the extent of the amount of cash Dividends paid by such Subsidiary to the Borrower or a Wholly-Owned Subsidiary of the Borrower.

         "Consolidated   Subsidiaries"   shall  mean,  as  to  any  Person,  all
Subsidiaries of such Person which are consolidated with such Person for financial reporting purposes in accordance with generally accepted accounting principles.

         "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if the less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

         "Continuing Directors" shall mean the directors of the Borrower on the Effective Date and each other director, if such director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors.

         "Convertible Subordinated Debt" shall mean the 5-1/2% Convertible Subordinated Debentures of the Borrower due 2001.

         "Credit Documents" shall mean this Agreement, each Note, each Security Document and the Subsidiaries Guaranty and, after the execution and delivery thereof, each additional guaranty or security document executed pursuant to
Section 8.11.

         "Credit  Event" shall mean (x) the occurrence of the Effective Date and
(y) the making of any Loan or the issuance of any Letter of Credit.

         "Credit Party" shall mean the Borrower and each Subsidiary Guarantor.

         "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

         "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

         "Dividend" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

         "Dollar Equivalent" shall mean, with respect to any currency other than Dollars, the amount of Dollars into which such currency could be converted at the Exchange Rate.

         "Dollars" and the sign "S" shall each mean freely transferable lawful money of the United States.

         "Domestic Subsidiary" shall mean each Subsidiary of the Borrower incorporated or organized in the United States or any State or territory thereof.

         "Drawing" shall have the meaning provided in Section 2.05(b).

         "Effective Date" shall have the meaning provided in Section 13.10.

         "Eligible Transferee" shall mean and include (i) a commercial bank having total assets in excess of $1,000,000,000 or (ii) any other financial institution or other "accredited investor" (as defined in Regulation D of the Securities Act), in each case approved by the Borrower (which approval shall not be unreasonably withheld or delayed).

         "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demand letters, directives, written claims, liens, notices of noncompliance or violation, or proceedings relating in any way to any Environmental Law or any permit issued, or any written approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

         "Environmental Law" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial interpretation thereof, including any judicial or administrative order, consent decree or judgment relating to the environment, public health or safety or Hazardous Materials, including, without limitation: CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C, Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C, Section 2601 et seq.; the Clean Air Act, 42 U.S.C, Section 7401 et seq.; the Safe Drinking Water Act, 42

U.S.C, Section 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C, Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. Section 1801 et seq.; and the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental, thereto or substituted therefor.

         "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or any of its Subsidiaries would be deemed to be a "single employer" within the meaning of Section 414(b), (c), (m) or (o) of the Code.

         "Eurodollar Loan" shall mean each Loan (other than a Swingline Loan) designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

         "Eurodollar Rate" shall mean (a) the offered quotation to first-class banks in the New York interbank Eurodollar market by Chase Manhattan Bank for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of Chase Manhattan Bank with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded off to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

         "Event of Default" shall have the meaning provided in Section 10.

         "Excess Cash Flow" shall mean, without duplication, for any fiscal year of the Borrower (i) Consolidated EBITDA, minus (ii) Consolidated Interest Expense, minus (iii) cash taxes, minus (iv) scheduled principal payments on (x) indebtedness of the Borrower and its Subsidiaries for borrowed money and (y) the Capitalized Lease Obligations of the Borrower and its Subsidiaries.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Exchange Rate" shall mean, when converting any amount denominated in a currency other than Dollars into Dollars, the rate determined in good faith by the Agent at the opening of business (or close of business in the case of determinations of reimbursement obligations with respect to Drawings) in New York, on the date as to which any determination thereof is to be made, as the spot rate at which such currency is offered for sale to Chase Manhattan Bank against delivery of Dollars by Chase Manhattan Bank. If for any reason the Exchange Rate for any currency cannot be calculated as provided above, the Agent shall calculate the Exchange Rate on such basis as it deems fair and equitable. In determining the Stated Amount of any Letter of Credit (A) for purposes of Sections 1.01(a), 1.01(b), 2.01(d) and 4.02(a), the Exchange Rate shall be calculated (x) on the date of the issuance of such Letter of Credit, (y) on the first Business Day of each calendar month thereafter and (z) on such other day as the Agent may, in its sole discretion, consider appropriate and (B) for purposes of Sections 3.01(b) and (c), the Exchange Rate shall be calculated on the first Business Day of each month in the quarterly period in which the respective payment is due pursuant to said Sections. The Exchange Rate for all reimbursement obligations with respect to Letters of Credit (including without limitation pursuant to Sections 2.04 and 2.05) shall be determined by using the Exchange Rate as in effect on the date the respective Unpaid Drawing was paid by such Issuing Bank.

         "Existing Bankers Trust Debt" shall mean all Indebtedness and other obligations of the Borrower and its Subsidiaries under the Credit Agreement dated as of October 31, 1991, between the Borrower, Autotote Systems, Inc., Bankers Trust Company, as Agent, and the financial institutions party thereto, as amended, and the Credit Documents (as such term is defined in such Credit Agreement) related thereto.

         "Existing  Indebtedness"  shall have the  meaning  provided  in Section
7.21.

         "Existing Letters of Credit" shall mean those Letters of Credit set forth on Schedule III.

         "Facing Fee" shall have the meaning provided in Section 3.01(c).

         "Federal Funds Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

         "Fees"  shall mean all  amounts  payable  pursuant to or referred to in
Section 3.01.

         "Final Maturity Date" shall mean February 15, 2001.

         "Foreign Subsidiary" shall mean any Subsidiary of the Borrower that is not a Domestic Subsidiary.

         "Former Bank" shall have the meaning provided in Section 13.04(c).

         "Guaranteed Obligations" shall mean all obligations of the Borrower (i) to the Agent and each Bank for the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on each Note issued by the Borrower to such Bank, and Loans made, under the Credit Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrower to the Agent or such Bank now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Credit Document and the due performance and compliance with all the terms, conditions and agreements contained in the Credit Documents by the Borrower and
(ii) to each Bank and each Affiliate of a Bank which enters (or has entered) into an Interest Rate Protection Agreement or an Other Hedging

Agreement with the Borrower or any of its Subsidiaries (even if such Bank ceases to be a Bank hereunder for any reason, so long as such Bank or Affiliate thereof participates in the extension of such Interest Rate Protection Agreement or Other Hedging Agreement, and their subsequent assigns, if any), the full and prompt payment when due (whether by acceleration or otherwise) of all obligations of the Borrower or such Subsidiary owing under any such Interest Rate Protection Agreement or such Other Hedging Agreement, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

         "Guarantor" shall mean each Subsidiary Guarantor.

         "Guaranty" shall mean the Subsidiaries Guaranty and any guaranty executed and delivered pursuant to Section 8.11.

         "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority under Environmental Laws.

         "Inactive Subsidiary" shall mean any Subsidiary of the Borrower that does not have any significant assets or liabilities (contingent or otherwise) or has not had revenues in excess of $250,000 in the 12 month period ending on the date of such liquidation.

         "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (to the extent of the value of the respective property), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person and (vii) all obligations under any Interest Rate Protection Agreement or any Other Hedging Agreement or under any similar type of agreement.

         "Intercompany   Note"  shall  have  the  meaning  provided  in  Section
9.06(vi).

         "Interest   Determination   Date"  shall  mean,  with  respect  to  any
Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

         "Interest Period" shall have the meaning provided in Section 1.09.

         "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

         "Issuing Bank" shall mean the Agent and any Bank which at the request of the Borrower and with the consent of the Agent agrees, in such Bank's sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section 2. The sole Issuing Bank on the Effective Date is the Agent.

         "L/C Supportable Indebtedness" shall mean (i) obligations of the Borrower and its Subsidiaries incurred in the ordinary course of business with respect to insurance obligations and workers' compensation, surety bonds, performance bonds and other similar statutory obligations and (ii) such other obligations of the Borrower or any of its Subsidiaries as are reasonably acceptable to the Agent and the respective Issuing Bank and otherwise permitted to exist pursuant to the terms of this Agreement.

         "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

         "Letter of Credit" shall have the meaning provided in Section 2.01(a).

         "Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

         "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the amount of all Unpaid Drawings.

         "Letter of Credit Request" shall have the meaning provided in Section 2.03(a).

         "Leverage Ratio" shall mean, at any time for the determination thereof, the ratio of Total Funded Debt of the Borrower and its Subsidiaries at such time to Consolidated EBITDA for the Test Period last ended.

         "Lien"  shall mean any  mortgage,  pledge,  hypothecation,  assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

         "Loan" shall mean each Revolving Loan and each Swingline Loan.

         "Mandatory  Borrowing"  shall  have the  meaning  provided  in  Section
1.01(c).

         "Margin Stock" shall have the meaning provided in Regulation U.

         "Maturity Date" shall mean the Final Maturity Date or the Swingline Expiry Date, as applicable.

         "Maximum Swingline Amount" shall mean $5,000,000.

         "Minimum Borrowing Amount" shall mean $500,000.

         "Moody's" shall mean Moody's Investors Service, Inc.

         "Mortgage" shall have the meaning provided in Section 8.1l(b).

         "Mortgaged  Property"  shall  have  the  meaning  provided  in  Section
8.1l(a).

         "Net Sale Proceeds" shall mean for any sale of assets, the gross cash proceeds (including any cash received by-way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from any sale of assets, net of reasonable transaction costs and payments of unassumed liabilities relating to the assets sold at the time of, or within 30 days after, the date of such asset sale, the amount of such gross cash proceeds required to be used to repay any Indebtedness (other than Indebtedness of the Banks pursuant to this Agreement) which is secured by the respective assets which were sold, and the estimated marginal increase in income taxes which will be payable by the Borrower's consolidated group with respect to the fiscal year in which the asset sale occurs as a result of such asset sale.

         "Non-Defaulting Bank" shall mean and include each Bank other than a Defaulting Bank.

         "Note" shall mean each Revolving Note and the Swingline Note.

         "Notice  of  Borrowing"  shall  have the  meaning  provided  in Section
1.03(a).

         "Notice of Conversion" shall have the meaning provided in Section 1.06.

         "Notice Office" shall mean the office of the Agent located at 277 Park Avenue, New York, New York 10172, Attention: Justin Vorwerk, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

         "Obligations" shall mean all amounts owing to the Agent, the Collateral Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

         "Other Hedging Agreement" shall mean any foreign exchange contracts and currency swap agreements.

         "Other Indebtedness Change of Control" shall mean any "change of control" or similar event (including, but not lim-ited to, any "risk event") under the Convertible Subordinated Debt or Senior Notes.

         "Participant" shall have the meaning provided in Section 2.04(a).

         "Payment Office" shall mean the office of the Agent located at 277 Park Avenue, New York, New York 10172, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

         "Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Bank at such time and the denominator of which is the Total Revolving Loan Commitment at such time; provided that if the Percentage of any Bank is to be determined after the Total Revolving Loan Commitment has been terminated, then the Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination.

         "Permitted Encumbrance" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the title insurance policy and any other exceptions to title consented to in writing by the Agent or title commitment delivered with respect thereto, all of which exceptions must be acceptable to the Agent in its reasonable discretion.

         "Permitted Holders" shall mean Thomas H. Lee Company (or any Person wholly-owned or controlled by Thomas H. Lee Company (a "TH Lee Company") or any fund or trust for which the Thomas H. Lee Company or a TH Lee Company acts as investment advisor or over which Thomas H. Lee Company or a TH Lee Company has voting control), Larry J. Lawrence (or Lawrence, Tyrrell Ortale & Smith, a New York limited partnership of which Larry J. Lawrence is the general partner) and
A. Lorne Weil (or the 1989 Lorne Weil Trust).

         "Permitted Liens" shall have the meaning provided in Section 9.01.

         "Permitted Preferred Stock" shall mean any preferred stock of the Borrower the terms of which (i) do not contain any mandatory put, redemption, sinking fund or other similar provi-sions prior to the six month anniversary of the Final Maturity Date; (ii) do not require the payment of cash Dividends; (iii) do not contain any covenants (other than periodic reporting requirements); and (iv) do not grant the holders thereof any voting rights except for (x) voting rights required to be granted to such holders under applicable law and (y) limited customary voting rights on fundamental matters such as a merger or liquidation involving the Borrower.

         "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" shall mean any multiemployer or single-employer plan, as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or any of its Subsidiaries or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which the Borrower or any of its Subsidiaries or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

         "Pledge Agreement" shall mean the Pledge Agreement executed and delivered by the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit I hereto, except for such changes as shall have been approved by the Agent, as the same may be amended, modified or supplemented from time to time.

         "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreement.

         "Pledged Securities" shall mean all "Pledged Securities" as defined in the Pledge Agreement.

         "Prime Lending Rate" shall mean the rate which Chase Manhattan Bank announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.

         "Projections" shall have the meaning provided in Section 7.05(d).

         "Quarterly Payment Date" shall mean the last Business Day of each January, April, July and October.

         "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42U.S.C. 6901 et seq.

         "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

         "Recovery Event" shall mean the receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable (i) by reason of theft, loss, physical destruction or damage or any other similar event with respect to any property or assets of the Borrower or any of its Subsidiaries and (ii) under any policy of insurance required to be maintained under Section 8.03.

         "Register" shall have the meaning provided in Section 13.16.

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

         "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

         "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

         "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

         "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

         "Release" shall mean the disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, emptying, seeping, placing, pouring, into or upon any land or water or air, or otherwise entering into the environment.

         "Replaced Bank" shall have the meaning provided in Section 1.13.

         "Replacement Bank" shall have the meaning provided in Section 1.13.

         "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

         "Required Banks" shall mean at any time one or more Banks holding at least 51% of the Total Revolving Loan Commitment held by the Banks, provided that at any time when two or three Banks are party to this Agreement, Required Banks shall mean at least two Banks.

         "Returns" shall have the meaning provided in Section 7.09.

         "Revolving Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I hereto directly below the column entitled "Revolving Loan Commitment," as same may be reduced from time to time pursuant to Sections 3.02, 3.03 and/or 10.

         "Revolving Loans" shall have the meaning provided in Section 1.01(a).

         "Revolving Note" shall have the meaning provided in Section 1.05(a).

         "S&P" shall mean Standard & Poor's Corporation.

         "SEC" shall have the meaning provided in Section 8.01(h).

         "Section  4.04(b)(ii)  Certificate"  shall have the meaning provided in
Section 4.04(b).

         "Secured Creditors" shall have the meaning assigned that term in the Security Documents.

         "Securities Act" shall mean the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

         "Security Agreement" shall mean the Security Agreement, executed and delivered by each Subsidiary Guarantor, sub-stantially in the form of Exhibit J hereto, except for such changes as shall have been approved by the Agent, as the same may be amended, modified or supplemented from time to time.

         "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

         "Security Document" shall mean and include the Pledge Agreement, the Security Agreement, each Mortgage and, after the execution and delivery thereof, each Additional Security Document.

         "Senior Notes" shall mean the 10-7/8% Senior Notes of the Borrower due 2004 in an aggregate principal amount of $110,000,000.

         "Signing Bank" shall have the meaning provided in Section 13.18.

         "SJC Video Corporation" shall mean SJC Video Corporation, a Delaware Corporation.

         "Standby Letter of Credit" shall have the meaning provided in Section 2.01(a).

         "Stated Amount" of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met); provided that the "Stated Amount" of each Letter of Credit denominated in a currency other than Dollars shall be, on any date of calculation, the Dollar Equivalent of the maximum amount available to be drawn in the respective currency thereunder (determined without regard to whether any conditions to drawing could then be met).

         "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time. Notwithstanding the above, the definition of "Subsidiary" shall not include (i) SJC Video Corporation, but only so long as the majority of the Board of Directors of such Person are not nominees of the Borrower or any of its Subsidiaries and (ii) any Person designated by the Board of Directors not to be a Subsidiary for purposes of this Agreement or any other Credit Document; provided that (w) at the time of such designation no Event of Default exists, (x) at the time of such designation the Company certifies to the Agent that the aggregate fair market value of the net assets of all such Persons so designated (determined at the time of designation) does not exceed $5,000,000, (y) any such Person so designated shall not own any equity securities of, or own or hold any Lien on any property of, the Borrower or any other Subsidiary of the Borrower that has not been so designated, and (z) each Person to be so designated and each of its Subsidiaries has not at the time of such designation, and will not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Borrower or any Subsidiary of the Borrower not so designated.

         "Subsidiaries Guaranty" shall mean the Subsidiary Guaranty executed and delivered by the Subsidiary Guarantors substantially in the form of Exhibit H hereto, except for such changes as shall have been approved by the Agent, as the same may be amended, modified or supplemented from time to time.

         "Subsidiary Guarantor" shall mean each Domestic Subsidiary of the Borrower and each Foreign Subsidiary of the Borrower which is required to execute a guaranty, after the Effective Date pursuant to Section 8.11.

         "Substitute Bank" shall have the meaning provided in Section 13.04(c).

         "Swingline Bank" shall mean DLJ.

         "Swingline Expiry Date" shall mean the date which is two Business Days prior to the Final Maturity Date.

         "Swingline Loan" shall have the meaning provided in Section 1.01(b).

         "Swingline Note" shall have the meaning provided in Section 1.05(a).

         "Taxes" shall have the meaning provided in Section 4.04(a).

         "Test Period" shall mean the four consecutive fiscal quarters of the Borrower then last ended (taken as one accounting period).

         "Total Assets" shall mean the total consolidated assets of the Borrower and its Subsidiaries, as shown on the most recent balance sheet of the Borrower.


         "Total Funded Debt" means, as of any date of determination, the (i) sum of (x) the average of the Total Utilization of Revolving Loan Commitments computed for the 365 days (or, if less, the number of days since the Effective
Date) immediately preceding the date of determination, and (y) the then aggregate principal amount of outstanding Indebtedness of Borrower and its Subsidiaries on a consolidated basis (other than (a) the maximum amount available to be drawn under all letters of credit issued for the account of the Borrower and its Subsidiaries and (b) Contingent Obligations), other than Indebtedness under the Revolving Loans under this Agreement minus (ii) the amount of cash held by the Borrower and its Subsidiaries in excess of $3,000,000.

         "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Banks.

         "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the then Total Revolving Loan Commitment less (y) the sum of the aggregate principal amount of Revolving Loans and Swingline Loans then outstanding plus the then aggregate amount of Letter of Credit Outstandings.

         "Total Utilization of Revolving Loan Commitments" means, at any date of determination, the sum of the aggregate principal amount of all outstanding Revolving Loans.

         "Trade Letter of Credit" shall have the meaning provided in Section 2.01(a).

         "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

         "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

         "Unfunded Current Liability" of any Plan means the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan, exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code, by more than $500,000.

         "United States" and "U.S." shall each mean the United States of America.

         "Unpaid  Drawing"  shall  have  the  meaning  provided  for in  Section
2.05(a).

         "Unutilized Revolving Loan Commitment" with respect to any Bank, at any time, shall mean such Bank's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of Revolving Loans made by such Bank and (ii) such Bank's Adjusted Percentage of the Letter of Credit Outstandings in respect of Letters of Credit issued under this Agreement.

         "Wholly-Owned  Subsidiary"  shall  mean,  as to  any  Person,  (i)  any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

         "Withdrawal   Period"  shall  have  the  meaning  provided  in  Section
13.04(d).

         SECTION 12. The Agent.

         12.01. Appointment. The Banks hereby designate DLJ Capital Funding, Inc. as Agent (for purposes of this Section12, the term "Agent" shall include DLJ Capital Funding, Inc. in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements re-
ferred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

         12.02. Nature of Duties. The Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Agent nor any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

         12.03. Lack of Reliance on the Agent. Independently and without reliance upon the Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries and, except as expressly provided in this Agreement, the Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Agent shall not be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower and its

Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower and its Subsidiaries or the existence or possible existence of any Default or Event of Default.

         12.04. Certain Rights of the Agent. If the Agent shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Required Banks; and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against the Agent as a result of the Agent acting, or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

         12.05. Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Agent.

         12.06. Indemnification. To the extent the Agent is not reimbursed and indemnified by the Borrower the Banks will reimburse and indemnify the Agent, in proportion to their respective "percentages" as used in determining the Required Banks, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

         12.07. The Agent in its Individual Capacity. With respect to its obligation to make Loans and issue Letters of Credit under this Agreement, the Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if they were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

         12.08. Holders. The Agent shall deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

         12.09. Resignation by the Agent. (a) The Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days prior written notice to the Borrower and the Banks. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

         (b) Upon any such notice of resignation, the Required Banks shall appoint a successor Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

         (c) If a successor Agent shall not have been so appointed within such 15 Business Day period, the Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld), shall then appoint a commercial bank or trust company with capital and surplus of not less than $500,000,000 as successor Agent who shall serve as Agent hereunder or there-under until such time, if any, as the Required Banks appoint a successor Agent as provided above.

         (d) If no successor Agent has been appointed  pursuant to clause (b) or
(c) above by the 20th Business Day after the date such notice of resignation was given by the Agent, the Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of the Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Banks appoint a successor Agent as provided above.

         SECTION 13. Miscellaneous.

         13.01. Payment of Expenses, etc. The Borrower shall: (i) whether or not the transactions herein contemplated are consummated, pay all out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and disbursements of Cahill Gordon & Reindel and local counsel) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Agent and in connection with its syndication efforts with respect to this Agreement and of the Agent and, following and during the continuation of an Event of Default, each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Agent and, following and during the continuation of an Event of Default, for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; (iii) indemnify the Agent and each Bank, and each of their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Agent or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous

         Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Borrower or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against the Borrower, any of its Subsidiaries or any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or, other proceeding; and
(iv) pay all fees and expenses (including costs of investigation and -reasonable legal fees and expenses) incurred by any Bank in connection with any qualification (or exemption or waiver therefrom) of any Bank under, or compliance with, the gaming regulations of any jurisdiction to the extent that any such event arises in connection with this Agreement (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless the Agent or any Bank set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

         13.02. Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of the Borrower or any Subsidiary Guarantor against and on account of the Obligations and liabilities of the Borrower or such Subsidiary Guarantor to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

         13.03. Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to the Borrower, at the Borrower's address specified opposite its signature below; if to any Bank, at its address specified opposite its name on Schedule II; and if to the Agent, at its Notice Office; or, as to any Credit Party or the Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank, at such other address as shall be designated by such Bank in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Agent and the Borrower shall not be effective until received by the Agent or the Borrower, as the case may be.

         13.04. Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Borrower may not assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Banks and, provided further, that, although any Bank may transfer, assign or grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Section 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and, provided further, that no Bank shall transfer or grant any participation under which the participant shall have rights to ap-prove any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Final Maturity Date except to the extent provided in Section 2.01(e)), in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute a change in the terms of such participation, and that an increase in any Revolving Loan Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.

         (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Revolving Loan Commitment (and related outstanding Obligations hereunder) to its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more Banks or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank or assigning Banks, of such Revolving Loan Commitments hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement, provided, that: (i) at such time Schedule I shall be deemed modified to reflect the Revolving Loan Commitments of such new Bank and of the existing Banks; (ii) upon surrender of the old Notes, new Notes will be issued, at the Borrower's expense, to such new Bank and to the assign-ing Bank, such new Notes to be in conformity with the requirements of Section
1.05 (with appropriate modifications) to the extent needed to reflect the revised Revolving Loan Commitment; (iii) the consent of Agent shall be required in connection with any such assignment (which consent shall not be unreasonably withheld); and (iv) the Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $2,500; and, provided further, that such transfer or assignment will not be effective until recorded by, the Agent on the Register pursuant to Section
13.16 hereof. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Revolving Loan Commitments. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall provide to the Borrower and the Agent the appropriate
Internal Revenue Service Forms (and, if applicable, a Section 4.04(b)(ii) Certificate) described in Section 4.04(b) except to the extent that the assigning Bank was not, at the time of such assignment, entitled to such exemption. To the extent that an assignment of all or any portion of a Bank's Revolving Loan Commitment (and related outstanding Obligations) pursuant to
Section 1.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.10, 2.06 or 4.04 from those being charged by the respective assigning Bank prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

         (c) If the Nevada gaming authorities shall determine that any Bank does not meet the "Suitability Standards" under the Nevada gaming regulations or any other gaming authority with jurisdiction over the business of the Borrower and its Subsidiaries shall determine that any Bank does not meet its suitability standards (in any such case, a "Former Bank"), the Borrower shall have the right (but not the duty) to designate an Eligible Transferee (in each case, a "Substitute Bank," which may be any Bank or Banks that agree to become a Substitute Bank) reasonably acceptable to the Agent and each Issuing Bank that has agreed to assume the rights and obligations of the Former Bank under this Agreement pursuant to an Assignment and Assumption Agreement, which assignment and assumption shall be required to comply with, and shall become effective in ac-cordance with, the provisions of Section 13.04(b), provided that the purchase price to be paid by the Substitute Bank to the Agent for the account of the Former Bank for such assignment and assumption shall equal the sum of (i) the unpaid principal amount of any Notes held by the Former Bank plus accrued interest thereon plus (ii) the Former Bank's pro rata share of the aggregate amount of Drawings under all Letters of Credit that have not been reimbursed by the Borrower, plus accrued interest thereon, plus (iii) such Former Bank's pro rata share of accrued Fees to the date of the assignment and assumption, and, provided further, the Borrower shall pay all obligations owing to the Former Bank under the Credit Documents (including all obligations, if any, owing pursuant to Section 1.11, but excluding those amounts in respect of which the purchase price is being paid as provided above). Each Bank agrees that if it becomes a Former Bank, upon payment to it of all such amounts, if any, owing to it under the Credit Documents, it will execute and deliver an Assignment and Assumption Agreement, upon payment of such purchase price.

         (d) Notwithstanding the provisions of subsection (c) of this Section 13.04, if any Bank becomes a Former Bank, and if the Borrower fails to find a Substitute Bank pursuant to subsection (c) of this Section 13.04 within any time period specified by the applicable gaming authorities for the withdrawal of a Former Bank (the "Withdrawal Period"), the Borrower shall, immediately (i) prepay in full the outstanding principal amount of each Note held by such Former Bank, together with accrued interest thereon to the earlier of (x) the date of payment or (y) the last day of any Withdrawal Period, and (ii) at the option of the Borrower either (A) place an amount equal to such Former Bank's Adjusted Percentage (I) in each Letter of Credit in a separate cash collateral account with the Agent for each outstanding Letter of Credit which amount will be applied by the Agent to satisfy the Borrower's reimbursement obligations to the respective Issuing Bank in respect of Drawings under the applicable Letter of Credit and (II) of the aggregate amount of all Swingline Loans then outstanding in a separate cash collateral account with the Agent which amount will be applied by the Agent to satisfy such Former Bank's obligations to the Swingline Bank in respect of any Mandatory Borrowing made with respect to such outstanding Swingiine Loans or (B) if no Default or Event of Default then exists, terminate the Revolving Loan Commitment of such Former Bank at which time the other Banks' Percentages and Adjusted Percentages will be automatically adjusted as a result thereof, provided that the option specified in this clause (B) may only be exercised if, immediately after giving effect thereto, no Bank's outstanding Re-volving Loans, when added to the product of (a) such Bank's Adjusted Percentage and (b) the sum of (I) the aggregate amount of all Letter of Credit Outstandings at such time and (II) the aggregate amount of all Swingline Loans then outstanding, would exceed such Bank's Revolving Loan Commitment at such time.

         (e) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.



         13.05. No Waiver; Remedies Cumulative. No failure or delay on the part of the Agent or any Bank or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

         13.06. Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

         (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Commis-sion or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

         (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Banks as opposed to Defaulting Banks.

         13.07. Calculations; Computations. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States (or the equivalent thereof in any country in which a Foreign Subsidiary is doing business, as applicable) consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks); provided that, except as otherwise specifically provided herein, all computations determining compliance with Sections 9.08 through 9.11, inclusive, shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements delivered to the Banks pursuant to Section 7.05(a).

         (b) All computations of interest, Commitment Commission and Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, Commitment Commission or Fees are payable.

         (c) Except with respect to Letters of Credit denominated in a currency other than Dollars, all determinations of any amount of Indebtedness and/or any other amount denominated in a currency other than Dollars shall be made by converting same into Dollars at (x) if an Other Hedging Agreement has been entered into by the Borrower and/or any of its Subsidiaries in connection with such Indebtedness, and is in effect at the time of such determination, the rate provided in such Other Hedging Agreement or (y) if the provision of the preceding clause (x) is not applicable, the "official" exchange rate, if applicable, or the spot exchange rate for the currency in question in effect at the time of such determination.

         13.08. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE MORTGAGES, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEM, WITH OFFICES AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, THE BORROWER AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE AGENT UNDER THIS AGREEMENT. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT UNDER THIS AGREEMENT, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

         (b) THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER

CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         13.09. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Agent.

         13.10. Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which (i) each of the Borrower, the Agent and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Agent at its Notice Office or, in the case of the Banks, shall have given to the Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it and (ii) all conditions contained in Sections 5 and 6 are met to the satisfaction of the Agent and the Required Banks. Unless the Agent has received actual notice from any Bank that the condition described in clause (ii) of the preceding sentence has not been met to its satisfaction, upon the satisfaction of the conditions described in clause (i) of the immediately preceding sentence, the Effective Date shall be deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Effective Date shall not release the Borrower from any liability or prevent the existence of an Event of Default based upon failure to satisfy one or more of the applicable conditions contained in Sections 5 and 6). The Agent shall give the Borrower and each Bank written notice of the occurrence of the Effective Date.

         13.11. Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         13.12. Amendment or Waiver, etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks; provided, that no such change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting Bank) (with Obligations being directly affected in the case of following clause (i)): (i) extend the final scheduled maturity of any Revolving Loan or Revolving Note or extend the stated maturity of any Letter of Credit beyond the Final Maturity Date (except to the extent provided in Section 2.01(e)), or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof (except to the extent repaid in cash); (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents; (iii) amend, modify or waive any provision of this Section 13.12; (iv) reduce the percentage specified in the definition of Required Banks; or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall (v) increase the Revolving Loan Commitment of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute an increase of the Revolving Loan Commitment of any Bank, and that an increase in the available portion of any Revolving Loan Commitment of any Bank shall not constitute an increase in the Revolving Loan Commitment of such Bank);
(x) without the consent of each Issuing Bank, amend, modify or waive any provision of Section 2 or alter its rights and obligations with respect to Letters of Credit; (y) without the consent of the Agent, amend, modify or waive any provision of Section 12 as same applies to the Agent or any other provision as same relates to the rights or obligations of the Agent; or (z) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.

         (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (v), in-clusive, of the first proviso to Section 13.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrower shall have the right, so long as all nonconsenting Banks whose individual consent is required are treated as described in either clauses (A) or (B) below, to either (A) replace each such non-consenting Bank or Banks with one or more Replacement Banks pursuant to
Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Bank's Revolving Loan Commitment in accordance with Section 3.02(b) and 4.01(v), provided, that unless the Revolving Loan Commitments that are terminated, and Revolving Loans that are repaid, pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Banks or the increase of the Revolving Loan Commitments of existing Banks (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Banks (determined before giving effect to the proposed action) shall specifically consent thereto; provided further, that in any event the Borrower shall not have the right to replace a Bank, terminate its Revolving Loan Commitment or repay its Revolving Loans solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 13.12(a).

         13.13. Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.06, 4.04, 13.01 and 13.06 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Loans.

         13.14. Domicile of Loans. Each Bank may transfer and carry its Loan at, to or for the account of any office, Subsidiary or Affiliate of such Bank. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective Bank prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

         13.15. Confidentiality. (a) Subject to the provisions of clause (b) of this Section 13.15, each Bank agrees that it will use its best efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this
Section 13.15 to the same extent as such Bank) any information with respect to the Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by the Borrower to the Banks in writing as confidential (it being understood that the Projections are hereby designated by the Borrower as being confidential); provided, that any Bank may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, (e) to the Agent or the Collateral Agent and (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Revolving Loan Commitment or any interest therein by such Bank; provided, that such prospective transferee agrees with such Bank to abide by the provisions contained in this Section 13.15.

         (b) The Borrower hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to the Borrower or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Borrower and its Subsidiaries, provided such Persons shall be subject to the provisions of this Section 13.15 to the same extent as such Bank).

         13.16. Register. The Borrower hereby designates the Agent to serve as the Borrower's agent, solely for purposes of this Section 13.16, to maintain a register (the "Register") on which it will record the Revolving Loan Commitment from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any

Bank, the transfer of the Revolving Loan Commitment of such Bank and the rights to the principal of, and interest on, any Loan made by it shall not be effective until such transfer is recorded on the Register maintained by the Agent with respect to ownership of such Revolving Loan Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Revolving Loan Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of the Commitments and Loans shall be recorded by the Agent on the Register only upon the acceptance by the Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Borrower agrees to indemnify the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Agent in performing its duties under this Section 13.16, except to the extent caused by the Agent's gross negligence or willful misconduct.

         13.17. Miscellaneous. The Borrower and the Banks hereby further agree that: notwithstanding anything to the contrary contained in this Agreement or in the Pledge Agreement, the capital stock of Autotote Israel, Ltd. shall not be required to be pledged under the Pledge Agreement.

         IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  their  duly
authorized officers to execute and deliver this Agreement as of the date first above written.



Address:

100 Bellevue Road                                AUTOTOTE CORPORATION
Newark, Delaware  19714-6009
Telephone No.:  (302) 737-4300
Telecopier No.: (302) 452-5382                   By: /s/ Martin E. Schloss
Attention:  Robert C. Becker                         ---------------------
                                                     Name: Martin E. Schloss
                                                     Title: Vice President,
         with a copy to:                                    General Counsel
                                                            and Secretary
Autotote Corporation
750 Lexington Avenue
25th Floor
New York, New York  10022
Telephone No.:  (212) 754-2233
Telecopier No.: (212) 754-2372
Attention:  General Counsel



                                                 DLJ CAPITAL FUNDING, INC.,
                                                   as Agent and Bank


                                                 By:  /s/ Stephen P. Hickey
                                                      ---------------------
                                                      Name: Stephen P. Hickey
                                                      Title: Managing Director